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                                                                     EXHIBIT 3.9


                               INSTRUMENTO NUMERO
                     VEINTICINO MIL CIENTO CINCUENTA Y SEIS

            En la Ciudad de Mexico, Distrito Federal a los veintinue-ve dias del mes de junio de mil novecientos ochenta y ocho.

            ROBERTO NUNEZ Y BANDERA, Notario en Ejercicio, Titular de la Notaria numero Uno de este Distrito, hago constar:

            EL CONTRATO DE SOCIEDAD que otorgan JAFRA COSMECTICS, SOCIEDAD ANOMINA DE CAPITAL VARIABLE, PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, ambas representadas por el Senor Luis Rosas Monroy, CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, GILLETE DE MEXICO Y COMPANIA, DE CAPITAL VARIABLE, ambas representadas por el Licenciado Juan M. Steta, y ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada por el Senor Cesar Augusto Valencia Lara, en los terminos de las siguientes Declaraciones y
Clausulas:

                                  DECLARACIONES

            I. Los comparecientes me exhiben y agrego al apendice de este protocolo con el numero de este instrumento y letra "A" el permiso otorgado por la Secretaria de Relaciones Exteriores que a la letra dice:
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            Un sello: ESTADOS UNIDOS MEXICANOS. SECRETARIA DE RELACIONES
EXTERIORES. MEXICO. DIRECCION GENERAL DE ASUNTOS JURIDICOS. DIRECCION DE PERMISOS ARTICULO 27 CONSTITUCIONAL. PERMISO No. 031248. EXP. No. 09/18542/88. FOLIO No. 42539.

            Tlatelolco, D.F., a veinte de mayo de mil novecientos ochenta y ocho.

            EN ATENCION a que el C. LUIS ALFONSO CERVANTES MUNIZ. solicito permiso de esta Secretaria para que se constituya una: SOCIEDAD ANONIMA DE CAPITAL VARIABLE BAJO LA DENOMINACION DE: COMERCIALIZADORA JAFRA, S.A. DE C.V. CON DURACION DE: 99 anos CUYO DOMICILIO SERA: MEXICO, D.F. CAPITAL SOCIAL:
$500,000.00 M.N. MINIMO, MAXIMO ILIMITADO OBJETO SOCIAL: El que se detalla en el anexo que firmado y sellado forma parte de este permiso.

            y para insertar en la escritura constitutiva de la sociedad la siguiente clausula contenida en el Articulo 2 del Reglamento de la Ley Organica de la Republica, por medio de la cual se conviene con el Gobierno Mexicano, ante la Secretaria de Relaciones Exteriores, por los socios fundadores y los futuros que la sociedad pueda tener, en que: "Todo extranjero que en el acto de la constitucion o en cualquier tiempo ulterior, adquiera un interes o participacion social en la sociedad, se considerara por ese simple hecho como mexicano respecto de uno y otra, y se entendera que conviene en no


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invocar la proteccion de su Gobierno bajo la pena, en caso de faltar a su convenio de perder dicho interes o participacion en beneficio de la Nacion Mexicana".

            C O N C E D E al solicitante permiso para constituir la sociedad a condicion de insertar en la escritura constitutive la clausula arriba transcrita; en la inteligencia de que, de conformidad con lo dispuesto por el articulo 5 de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera, en relacion con los articulos 2 y 6 de la propia Ley, el 51% del capital social solo podra ser suscrito por: a) personas fisicas de nacionalidad mexicana; b) inmigrados que no se encuentren vinculados con centros de decision economics del exterior y siempre que dichos inmigrados no realicen actividades reservadas a personas fisicas mexicanas o a personas morales de la misma nacionalidad con clausula de exclusion de extranjeros o que sean materia de regulacion especifica, y c) personas morales mexicanas en las que participe total o mayoritariamente el capital mexicano y en las que los extranjeros no tengan, por cualquier titulo, la facultad de determinar su manejo. El 49% restante sera de suscripcion libre, siempre que no tenga, por cualquier titulo, la facultad de determinar el manejo de la sociedad cuya constitucion se autoriza mediante este permiso. En todo caso y en cualquier circunstancia debera respetarse el porcentaje de capital minimo mexicano, en terminos netos, que es del 51%, por lo que la participacion de la inversion extranjera en el capital social podra ser inferior al 49%, pero nunca exceder este porcentaje.


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            En cada caso de adquisicion de bienes inmuebles, aguas o sus accesiones, debera solicitarse a esta Secretaria el permiso previo, sin que dicho permiso pueda ser otorgado para la adquisicion de inmuebles en una faja de cien kilometros a lo largo de las fronteras y de cincuenta en las playas.

            Este permiso se concede con fundamento en los Articulos 17 de la Ley para Promover la Inversion Mexicana y Regular la Inversion Extranjera, 28, Fraccion V, de la Ley Organica de la Administracion Publica Federal, en los terminos del Articulo 27 Constitucional, Fraccion I, su Ley Organica y Reglamento; su uso implica su aceptacion incondicional y obliga al cumplimiento de las disposiciones que rigen el objeto de la sociedad, su incumplimiento o violacion origina la aplicacion de las sanciones que determinan dichos Ordenamientos; se expide sin perjuicio de otras autorizaciones, licencias o permisos que el interesado deba obtener para el establecimiento y operacion de la sociedad. El texto integro de este permiso se insertara en la escritura constitutiva y dejara de surtir efectos si no se hace uso del mismo dentro de los noventa dias habiles siguientes a la fecha de su expedicion, de conformidad con lo dispuesto por el segundo parrafo del propio Articulo 2 del Reglamento de la Ley Organica de la Fraccion I del Articulo 27 Constitucional.

            SUFRAGIO EFECTIVO. NO REELECCION P.O. DEL SECRETARIO. EL DIRECTOR DE PERMISOS ARTICULO 27 CONSTITUCIONAL. LIC. JUAN E. PENALOZA PLASCENCIA (Firmado).


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            Al protocolizar este permiso el Notario debera transcribir la orden de cobro que ampara el pago de derechos correspondiente.

            Anexo al permiso obra la orden de cobro que a la letra dice:
IMPRESION MAQUINA REGISTRADORA MAY-27-88. 47251.- - $22,000.00. HACIENDA SHCP. DECLARACION DE PAGO DE DERECHOS POR CERTIFICACIONES, REPOSICIONES, ETC. I. OFICINA AUTORIZADA TLATELOLCO, D.F. II. DATOS DE IDENTIFICACION DEL CONTRIBUYENTE, NOMBRE, DENOMINACION O RAZON SOCIAL: COMERCIALIZADORA JAFRA, S.A. DE C.V. III. DEPENDENCIA. SECRETARIA DE RELACIONES EXTERIORES CLAVE 156. IV. DESCRIPCION DEL CONCEPTO. SERVICIOS JURIDICOS PERMISO CONFORME A LAS FRACCIONES I Y IV DEL ARTICULO 27 CONSTITUCIONAL. CONST. $22,000.00. CLAVE 154. IMPORTE A PAGAR. $22,000.00. CLAVE 700. No. 3927851.

            Anexo al permiso obra en dos fojas utiles debidamente selladas y firmadas el texto del objeto social que a la letra dice:

            ANEXO A LA SOLICITUD DE PERMISO A LA SECRETARIA DE RELACIONES EXTERIORES PARA LA CONSTITUCION DE COMERCIALIZADORA JAFRA, S.A. DE C.V.

            "ARTICULO III. La sociedad tendra por objeto:


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            El ejercicio de la industria y el comercio en general y, en forma particular, producir, elaborar, mezclar, adquirir, vender, importar, exportar, distribuir y negociar en cualquier forma con toda clase de articulos para el cuidado e higiene personal, para la salud y belleza, productos de tocador, perfumes y cosmeticos, articulos de joyeria y demas articulos relacionados, por lo que enunciativa y no limitativamente la sociedad podra:

            1) Fabricar, procesar, comprar, vender, distribuir, importar, exportar y, en general, negociar o comerciar en cualquier otra forma con toda clase de maquinaria diversa, equipo, partes y artefactos para usos industriales
o comerciales;

            2) Importar, exportar, comprar, vender, distribuir, y, en general, negociar o industrializar toda clase de materias primas, productos terminados o semi-terminados y articulos de comercio;

            3) Adquirir, establecer, disponer de, dar o tomar en arrendamiento o en comodato, administrar, operar o poseer, en cualquier forma permitida por la ley, fabricas, plantas, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles que sean necesarios o convenientes para el logro del objeto de la sociedad, incluyendo la organizacion de sociedades y la adquisicion y explotacion de negociaciones industriales o comerciales en cualquier otra forma comerciar con acciones, partes sociales, porciones de capital social, bienes y derechos;


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            4) Construir, edificar, reparar, reconstruir, demoler, planear y disenar toda clase de casas habitacion, edificios, estructuras, e instalaciones de todo tipo;

            5) Adquirir, enajenar, importar, exporter, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles;

            6) Prestar y recibir servicios de construccion, diseno y consultoria, asi como servicios administrativos y de supervision;

            7) Prestar toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios;

            8) Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos;

            9) Actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes;

            10) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades civiles o mercantiles y formar parte de ellas;

            11) Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras;

            12) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera, otros titulos de credito con la


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intervencion de las, instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas o de titulos emitidos o aceptados por la propia sociedad o por teceros;

            13) Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito;

            14) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la ley."

            Esto expuesto los comparecientes otorgan:

                                 CLAUSULA UNICA

            Los comparecientes constituyen una Sociedad Anonima de Capital Variable que se regira por las disposiciones de la Ley General de Sociedades Mercantiles y en especial por los siguientes:

                                    ESTATUTOS

                          NOMBRE, DOMICILIO Y DURACION

            ARTICULO I. La denominacion de la sociedad es "COMERCIALIZADORA JAFRA" y debera ir siempre seguida de las palabras sociedad anonima de capital variable, o de su abreviatura "S.A. de C.V."

            ARTICULO II. El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursares en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.


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            ARTICULO III. La sociedad tendra por objeto:

            El ejercicio de la industria y el comercio en general y, en forma particular, producir, elaborar, mezclar, adquirir, vender, importar, exportrar, distribuir y negociar en cualquier forma con toda clase de articulos para el cuidado e higiene personal, para la salud y belleza, productos de tocador, perfumes y cosmeticos, articulos de joyeria y demas articulos relacionados, por lo que enunciativa y no limitativamente la sociedad podra:

            1) Fabricar, procesar, comprar, vender, distribuir, importar, exportar y, en general, negociar o comerciar en cualquier otra forma con toda clase de maquinaria diversa, equipo, partes y artefactos para usos industriales
o comerciales;

            2) Importar, exportar, comprar, vender, distribuir, y, en general, negociar o industrializar toda clase de materias primas, productos terminados o semi-terminados y articulos de comercio;

            3) Adquirir, establecer, disponer de, dar o tomar en arrendamiento o en comodato, administrar, operar o poseer, en cualquier forma permitida por la ley, fabricas, plantas, talleres, laboratorios, almacenes o bodegas, oficinas, tiendas y otros establecimientos y bienes inmuebles que sean necesarios o convenientes para el logro del objeto de la sociedad, incluyendo la organizacion de sociedades y la adquisicion y explotacion de negociaciones industriales o comerciales en cualquier otra forma comerciar con acciones, partes sociales, porciones de capital social, bienes y derechos.


                                       9
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            4) Construir, edificar, reparar, reconstruir, demoler, planear y disenar toda clase le casas habitacion, edificios, estructuras, e instalaciones de todo tipo;

            5) Adquirir, enajenar, importar, exportar, gravar, dar o tomar en arrendamiento y negociar en cualquier forma con toda clase de bienes muebles;

            6) Prestar y recibir servicios de construccion, diseno y consultoria, asi como servicios administrativos y de supervision;

            7) Prestar toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico o en el extranjero y recibir tales servicios;

            8) Solicitar, comprar, vender, dar o tomar en uso, ceder, registrar y adquirir marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos, asi como disponer de ellos;

            9) Actuar como contratista, subcontratista, agente o representante y designar subcontratistas, agentes o representantes;

            10) Adquirir acciones, participaciones, partes de interes y obligaciones de toda clase de empresas o sociedades, sean civiles o mercantiles y formar parte de ellas;

            11) Representar o ser agente o comisionista de negociaciones comerciales o industriales nacionales o extranjeras;

            12) Dar o tomar dinero en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros titulos de credito con la intervencion


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de las instituciones senaladas por la ley, y otorgar fianzas o garantias de cualquier clase respecto de obligaciones contraidas o de titulos emitidos o aceptados por la propia sociedad o por teceros;

            13) Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito;

            14) Ejecutar toda clase de actos y celebrar toda clase de contratos permitidos por la ley.

            ARTICULO IV. La sociedad tendra una duracion de noventa y nueve anos contados a partir de la fecha de su constitucion.

                            CAPITAL SOCIAL Y ACCIONES

            ARTICULO V. El capital social es variable. El capital fijo sin derecho a retiro es de $500,000.00 M.N. (quinientos mil pesos 00/100 moneda nacional), representado por 500 (quinientas) acciones ordinarias, nominativas, Series "A", con valor nominal de $1,000.00 M.N. (mil pesos 00/100 moneda nacional) cada una.

            La parte variable del capital no tiene limite y estara representada por acciones Serie "B" con las caracteristicas que determine la Asamblea Extraordinaria de Accionistas que apruebe su emision.

            Los certificados provisionales y los titulos definitivos representativos de las acciones deberan cumplir con los requisitos establecidos en el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles; podran amparar una o mas


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acciones y estaran firmados por dos miembros del Consejo de Administracion o por el Administrador Unico, segun sea el caso.

            ARTICULO VI. Cada aumento o reduccion del capital social, ya sea que corresponds al capital fijo o a la parte variable, sera decretado por Asamblea General Extraordinaria de Accionistas, de conformidad con lo dispuesto por la Ley General de Sociedades Mercantiles.

            En los terminos del articulo ciento treinta y dos de la Ley General de Sociedades Mercantiles, en el caso de aumento de capital los accionistas tendran derecho preferente para suscribir las acciones representativas del aumento en proporcion al numero de acciones de que sean titulares.

            Las resoluciones de las Asambleas Generales Extraordinarias de Accionistas en las que se acuerde aumento de capital seran publicadas en el periodico oficial del domicilio de la sociedad. Ademas, las mencionadas resoluciones se notificaran a los accionistas por medio de cartas que se enviaran por correo certificado con anterioridad a la fecha de su publicacion, a las direcciones que aparezcan registradas en el Libro de Registro de Acciones de la sociedad. En caso de que existan accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado.

            Los accionistas deberan ejercer su derecho preferente antes mencionado dentro de los quince dias de calendario siguientes a la fecha de publicacion de la resolucion. Sin embargo, si la totalidad del capital social estuviere representado en


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alguna Asamblea que decretase incrmento de capital, el periodo de quince dias de calendario se computara a partir de la fecha de la Asamblea correspondiente y los accionistas se daran por notificados de la resolucion desde la fecha de la Asamblea, por lo que la publicacion y notificacion de la resolucion de increments de capital no seran necesarias.

            ARTICULO VII. La sociedad podra adquirir las acciones representativas de su propio capital social para su amortizacion con utilidades repartibles mediante resolucion al efecto de la Asamblea General Extraordiriaria de Accionistas, sin disminucion del capital social. La designacion de las acciones que hayan de ser amortizadas se hara por sorteo, en los terminos y condiciones que disponga la Asamblea General Extraordinaria de Accionistas o, por delegacion especifica de esta, el Consejo de Administracion sujetandose al monto maximo de utilidades repartibles que habra de ser fijado por la propia Asamblea. Los titulos de las acciones amortizadas quedaran extinguidos.

                          ADMINISTRACION DE LA SOCIEDAD

            ARTICULO VIII. La administracion de la sociedad estara confiada a un Administrador Unico o un Consejo de Administracion formado por el numero de miembros que determine la Asamblea de Accionistas. Si la Asamblea lo considers pertinente, podra designar un Administrador Unico Suplente o a Consejeros Suplentes, segun sea el caso. Los Consejeros y sus Suplentes podran ser o no accionistas;


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desempenaran sus cargos hasta que las personas designadas para substituirlos tomen posesion de sus puestos; podran ser reelectos y recibiran las remuneraciones que determine la Asamblea de Accionistas.

            ARTICULO IX. En el evento de que la sociedad sea administrada por un Consejo de Administracion, cualquier accionista o grupo de accionistas que represente cuando menos el veinticinco por ciento del capital social tendra el derecho de designar a un miembro del Consejo y a su Suplente, si hubiere Suplentes. En caso de que ningun accionista o grupo de accionistas ejerciere el derecho de las minorias establecido en este articulo, todos los miembros del Consejo de Administracion seran designados por mayoria de votos.

            ARTICULO X. El Consejo de Administracion o el Administrador Unico, en su caso, sera el representante legal de la sociedad y tendra las siguientes facultades y obligaciones: l.- Ejercitar el poder para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlatives en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultado para desistirse de procedimientos, aun del juicio de amparo, formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir, someterse a arbitrage formular y


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absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y del trabajo; 2.- Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 3.- Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4.- Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y operaciones de Credito; 5.- Abrir, operar y cerrar cuentas bancarias a nombre de la sociedad y designar a las personas que puedan girar contra las mismas; 6.- Nombrar y remover al director general y demas directores, gerentes, funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7.- Formular reglamentos interiores de trabajo; 8.- Convocar Asambleas de Accionistas y ejecutar sus resoluciones; 9.- LLevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; y 10.- Conferir poderes generales y especiales en los terminos de los puntos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados.


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            ARTICULO XI. Cuando la sociedad sea administrada por organo colegiado el Presidente y el Secretario del Consejo de Administracion seran designados por la Asamblea de Accionistas o por el Consejo de Administracion, y tendran las facultades que se les otorguen al ser designados. El Secretario podra ser o no miembro del Consejo.

            ARTICULO XII. Para que las sesiones del Consejo de Administracion sean validas se requerira, en todo caso, la asistencia de la mayoria de sus miembros o de sus respectivos suplentes. El Consejo de adoptara sus resoluciones por mayoria de votos de los miembros presentes en cada Sesion.

            ARTICULO XIII. El Presidente no tendra voto de calidad en caso de empate. Si el Presidente o el Secretario no asisten a la Sesion, el cargo respectivo, para efectos de la Sesion, su cargo sera ocupado por el Consejero designado por mayoria de votos de los miembros presentes. Las actas de Sesiones del Consejo seran transcritas en un libro especialmente autorizado y seran firmadas por quienes actuen como Presidente y Secretario de cada Sesion, asi como por cualquier Consejero que asistiere y deseare hacerlo.

            ARTICULO XIV. Para garantizar el desempeno de sus cargos el Administrador Unico o, en su caso, los Consejeros y sus respectivos Suplentes, al tomar posesion, despositaran con la sociedad la cantidad de cien mil pesos, moneda nacional, cada uno, o, a su eleccion, exhibiran poliza de fianza otorgada por compania autorizada


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por igual suma. Los Consejeros o el Administrador Unico, segun sea el caso, no podran retirar las garantias otorgadas hasta que su gestion haya sido aprobada por Asamblea de Accionistas. Los directores y demas funcionarios de la sociedad otorgaran las garantias que determine la Asamblea de Accionistas o el Consejo de Administracion que los designe.

                            VIGILANCIA DE LA SOCIEDAD

            ARTICULO XV. La vigilancia de la sociedad estara encomendada a uno o dos Comisarios, segun lo determine la Asamblea de Accionistas. Si la Asamblea lo considerare pertinente designara uno o dos Comisarios Suplentes.

            ARTICULO XVI. Los Comisarios no necesitan ser accionistas de la sociedad; podran ser reelectos y desempenaran su cargo hasta que las personas designadas para suplirlos tomen posesion de los mismos.

            ARTICULO XVII. Los comisarios tendran las facultades y las obligaciones establecidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

            ARTICULO XVIII. Los Comisarios otorgaran las garantias senaladas en el articulo XIII de estos estatutos para los Consejeros y solo podran retirarlas cuando su gestion haya sido aprobada por Asamblea de Accionistas.


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                            ASAMBLEAS DE ACCIONISTAS

            ARTICULO XIX. Las Asambleas de Accionistas se celebraran en el domicilio de la sociedad. Seran Extraordinarias las Asambleas convocadas para tratar cualquiera de los asuntos incluidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles. Todas las demas Asambleas seran Ordinarias.

            ARTICULO XX. Las convocatorias para Asambleas de Accionistas deberan ser hechas por el Administrodor Unico o por el Presidente o el Secretario del Consejo de Administracion, segun sea el caso, o, en la medida en que lo permita la ley, por el Comisario o Comisarios. Sin embargo, los accionistas que representen cuando menos un treinta y tres por ciento del capital social podran solicitor por escrito, en cualquier tiempo, que el Administrador Unico o el Consejo de Administracion, segun sea el caso, o los Comisarios, convoquen a Asamblea de Accionistas para tratar los asuntos especificados en su solicitud. Cualquier accionista titular de una o mas acciones tendra el mismo derecho en cualquiera de los casos senalados en el articulo ciento ochenta y cinco de la Ley General de Sociedades Mercantiles. Si el Administrador Unico o el Presidente
o el Secretario del Consejo de Administracion, segon sea el caso, o los Comisarios, no hicieren la convocatoria dentro de los quince dias siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la sociedad hara la convocatoria a peticion de cualquier accionista interesado, debiendo exhibir sus acciones para tal efecto, de conformidad con lo previsto por la ley.

            ARTICULO XXI. Las convocatorias para Asambleas se publicaran en el Diario Oficial de la Federacion o en el periodico oficial del Distrito Federal, con por lo menos quince dias de anticipacion a la fecha fijada para la Asamblea. Ademas, las convocatorias se notificaran por carta a los accionistas, que se enviaran por correo certificado, con anterioridad a la fecha de publicacion de la convocatoria, a las direcciones que aparezcan en el Libro de Registro de Acciones de la sociedad: Tratandose de accionistas domiciliados en el extranjero, dichas cartas se enviaran por correo aereo certificado. Las convocatorias contendran la Orden del Dia y estaran firmadas por quien las expida.

            ARTICULO XXII. Las Asambleas podran celebrarse sin previa publicacion de convocatoria si el capital social esta representado en su totalidad y participa al momento de la votacion.

            ARTICULO XXIII. Solo los acciortistas que aparezcan inscritos en el Libro de Registro de Acciones de la sociedad como titulares de una o mas acciones, seran admitidos en Asambleas.

            ARTICULO XXIV. Los accionistas podran ser representados en Asambleas por la persona o personas que designen mediante carta poder firmada ante dos testigos, o por cualquier otra forma de mandato conferido de acuerdo con la ley.

            ARTICULO XXV. Las actas de las Asambleas se transcribiran a un libro especialmente autorizado y deberan ser firmadas por las personas que hayan fungido como Presidente y Secretario de la Asamblea, asi como por los Comisarios presentes y por los accionistas o representantes de accionistas que desearen firmar.

            ARTICULO XXVI. Las Asambleas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. Sin embargo, en caso de que quien desempene alguno de los cargos mencionados estuviere ausente, la Asamblea en cuestion sera presidida por la persona que sea designada por resolucion de la propia Asamblea. El Secretario del Consejo de Administracior actuara como Secretario de las Asambleas de Accionistas; sin embargo, en su ausencia, actuara como tal la persona designada por resolucion de la Asamblea.

            ARTICULO XXVII. Las Asambleas Ordinaries se celebraran cuando menos una vez al ano dentro de los cuatro meses siguientes al cierre de cada ejercicio social. Ademas de los asuntos especificados en la Orden del Dia, la Asamblea Ordinaria Anual debera discutir, aprobar o modificar el informe del Consejo de Administracion que incluya los informes y estados financieros a que se refire el enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades Mercantiles, tomando en cuenta el dictamen del Comisario o Comisarios, y adoptar las medidas que juzgue oportunas; de signar al Administrador Unico o a los miembros del Consejo de Administracion, segun sea el caso, y al Comisario o Comisarios, asi como, determinar las remuneraciones al Administrador Unico o a los miembros del Consejo de Administracion y a los Comisarios.

            ARTICULO XXVIII. Para que sean validas las Asambleas Ordinarias de Accionistas celebradas en virtud de primera o ulterior convocatoria deberan reunir la presencia de, por lo menos, el cincuenta por ciento de las acciones representativas del capital social.

            ARTICULO XXIX. Para que sean validas las Asambleas Extraordinarias de Accionistas celebradas en virtud de primera convocatoria, deberan reunir, por lo menos, la presencia del setenta y cinco por ciento de las acciones representativas del capital social. En caso de sequnda o ulterior convocatoria, la Asamblea se considerara legalmente instalada si estuviere presente, cuando menos, el cincuenta por ciento de las acciones representativas del capital social.

            ARTICULO XXX. Tratandose de Asambleas Ordinaries, las resoluciones en ellas adoptadas seran validas cuando se emita voto favorable por la mayoria de las acciones presentes, siempre y cuando hubiere existido quorum de presencia en los terminos del articulo XXVIII de los estatutos sociales.

            ARTICULO XXXI. En el caso de Asambleas Extraordinarias, sus resoluciones seran validas cuando sean adoptadas por el voto favorable de las acciones que representen, cuando menos, el cincuenta por ciento de las acciones que integren el capita social.

                             INFORMACION FINANCIERA

            ARTICULO XXXII. Dentro de los cuatro meses siguientes al cierre de cada ejercicio social, el Administrador Unico o el Consejo de Administracion, en su caso, formulara los siguientes estados financieros, los que deberan contener toda la informacion que sea necesaria para reflejar el estado que guarda la situacion financiera y operativa de la sociedad, en terminos del enunciado general del articulo ciento setenta y dos de la Ley General de Sociedades
Mercantiles:

            a) Estado de situacion financiers a la fecha de cierre del ejercicio social;

            b) Estado que muestre debidamente explicados y clasificados los resultados de la sociedad durante el ejercicio;

            c) Estado que muestre los cambios en la situacion financiera ocurridos durante el ejercicio social;

            d) Estado que muestre los cambios en las partidas que integran el capital contable ocurridos durante el ejercicio social;

            e) Las notas complementarias o aclaratorias a los estados financieros anteriores.

            ARTICULO XXXIII. Los estados financieros, junto con los documentos justificativos, deberan ser entregados al Comisario o Comisarios con un mes de anticipacion, cuando menos, a la fecha fijada para la Asamblea General Anual Ordinaria de Accionistas que sea convocada para resolver sobre los mismos.

            ARTICULO XXXIV. Dentro de los quince dias siguientes a la fecha en que les hayan sido entregados los estados financieros, los Comisarios deberan presentar al Administrador Unico o al Consejo de Administracion, segun sea el caso, un informe respecto de la veracidad, suficiencia y razonabilidad de la informacion que les naya sido presentada por el Consejo de Administracion o por el Administrador Unico.

            Dichos documentos quedaran en poder del Administrador Unico o del Consejo de Administracion, segun sea el caso, a disposicion de los accionistas, para su revision, por lo menos durante los quince dias anteriores a la fecha senalada para la Asamblea Ordinaria Anual de Accionistas.

            Los estados financieros, una vez aprobados, deberan mandarse publicar y despositar, en la forma y terminos previstos en el articulo ciento setenta y siete de la Ley General de Sociedades Mercantiles.

            ARTICULO XXXV. Las utilidades netas de cada ejercicio social seran distribuidas de la siguiente manera:

            1) El cinco por ciento para constituir y, si fuese necesario, para reconstituir el fondo de reserva legal, hasta que sea igual a, cuando menos, el veinte por ciento del capital social;

            2) El saldo de las utilidades netas se aplicara segun lo determine la Asamblea General Ordinaria de Accionistas.

            ARTICULO XXXVI. Las perdidas, si las hubiere, seran reportadas primeramente por los fondos de reserva, y si estos fueren insuficientes, por el capital social pagado, en el entendido de que la responsabilidad de los accionistas en relacion a las obligaciones de la sociedad estara limitada unicamente hasta el pago del valor nominal de sus respectivas acciones.

                            DISOLUCION y LIQUIDACION

            ARTICULO XXXVII. La sociedad se disolvera en cualquiera de los supuestos establecidos en la ley. Una vez disuelta la sociedad se pondra en liquidacion. La liquidacion se encomendara a uno o mas liquidadores designados por Asamblea Extraordinaria de Accionistas. Si la Asamblea no hiciere la designacion correspondiente la hara un Juez de lo Civil o de Distrito del domicilio de la sociedad a solicitud de cualquier accionista.

            ARTICULO XXXVIII. En ausencia de instrucciones expresas en contrario dadas a los liquidadores por la Asamblea, la liquidacion se llevara a cabo de acuerdo con las siguientes bases generales:

            1) Conclusion de los negocios pendientes de la manera menos perjudicial para los acreedores y para los accionistas;

            2) Cobro de cuentas por cobrar y pago de deudas;

            3) Venta de todos los activos de la sociedad;

            4) Preparacion del balance general de liquidacion;

            5) Distribucion del remanente, si lo hubiere, entre los accionistas, en proporcion al numero de sus acciones.

                             DISPOSICIONES GENERALES

            ARTICULO XXXIX. Los socios fundadores, como tales, no se reservan participacion alguna.

            ARTICULO XL. Todo extranjero que en el acto de la constitucion o en cualquier tiempo ulterior adquiera un interes o participacion social en la sociedad se considerara por ese solo hecho como mexicano respecto de uno y otra, y se entendera que conviene en no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana.

                           DISPOSICIONES TRANSITORIAS

            PRIMERA.- Las acciones en que se divide el capital minimo de la sociedad, han sido integramente suscritas y pagadas en la siguiente forma:

--------------------------------------------------------------------------------
ACCIONISTAS                                        ACCIONES        CAPITAL
--------------------------------------------------------------------------------
JAFRA COSMETICS, SOCIEDAD ANONIMA DE
CAPITAL VARIABLE, representada por el
senor Luis Rosas Monroy, suscribe cuatro
cientas noventa y seis acciones con
valor nominal de mil pesos cada una, que
paga en dinero efectivo.                              496          $496,000.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ACCIONISTAS                                        ACCIONES        CAPITAL
--------------------------------------------------------------------------------
PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL
VARIABLE, representada por el senor Luis
Ros Monroy - suscribe una accion con valor
nominal de mil pesos/que paga en dinero
efectivo.                                               1             1,000.00
--------------------------------------------------------------------------------
CALZADA MARIANO ESCOBEDO 151-155,
SOCIEDAD ANONIMA DE CAPITAL VARIABLE,
representada por el Licenciado Juan M.
Steta suscribe una accion con valor
nominal de mil pesos que paga en dinero
en efectivo.                                            1             1,000.00
--------------------------------------------------------------------------------
GILLETE DE MEXICO Y COMPASIA DE CAPITAL
VARIABLE, representada por el Licenciado
Juan M. Steta suscribe una accion con
valor nominal de mil pesos que paga en
dinero efectivo.                                        1             1,000.00
--------------------------------------------------------------------------------
ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE
CAPITAL VARIABLE, representada por el
senor Cesar Augusto Valencia Lara
suscribe una accion con valor nominal de
mil pesos que paga en dinero efectivo.                  1             1,000.00
                                                        -             --------
--------------------------------------------------------------------------------
                                    TOTAL             500          $500,000.00
--------------------------------------------------------------------------------

            SEGUNDA.- Se hace constar que se da por recibido de la cantidad de QUINIENTOS MIL PESOS, Moneda Nacional.

            TERCERA.- Reunidos los accionistas fundadores de esta sociedad en una Asamblea General Ordinaria, adoptaron por su voto unanime las siguientes resoluciones:

            I.- Se designa al Senor Luis Rosas Monroy como Administrador Unico de la sociedad, quien en el desempeno de sus funciones gozara de los poderes y facultades a que se refiere el articulo X (decimo) de los estatutos sociales.

            II.- Se designan como Comisarios de la sociedad al senor Felipe Ramos Martinez como Propietario y al Senor Eduardo Rodriguez I. como Suplente.

            III.- El Administrador Unico y los Comisarios designados deberan caucionar el cumplimiento de sus obligaciones mediante la constitucion de una fianza en la cantidad de cien mil pesos, moneda nacional.

            IV.- Se hace constar que han quedado constituidas las correspondientes fianzas en la cantitad de cien mil pesos moneda nacional, cada una, correspondientes a las caucion otorgan el Administrador Unico y los Comisarios, quienes de ese modo han manifestado la aceptacion de sus respectivos cargos.

            V.- Se autoriza la apertura de una o mas cuentas de depositos a la vista en el banco o bancos en los Estados Unidos Mexicanos o en el extranjero, que a su discrecion elijan los Senores Guillermo Best Ahumada y Luis Pardo Sosa como firmas "A" conjuntamente con la firma de los senores Luis Rosas Monroy, Miguel Lessing Schmitz y Alejandro Celis Colin como firmas "B".

            VI.- Se otorga en favor del Senor Miguel Lessing Schmitz en su caracter de Director de Finanzas de la sociedad un Poder General para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo establecido en el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas que integran los Estados Unidos Mexicanos, estando por lo consiguiente facultado para intentar y desistirse aun de juicios de amparo, para transigir, para comprometer en arbitros, para articular y absolver posiciones, para recusar jueces, para hacer y recibir pagos y para ejecutar todos los otros actos expresamente determinados por la ley, entre los que de manera enunciativa mas no limitativa se incluyen representar a la sociedad ante autoridades judiciales, civiles o administrativas, ya sean federales, estatales o municipales, incluyendo autoridades y tribunales del trabajo, y ante la Secretaria de Relaciones Exteriores para celebrar convenios con el gobierno federal en los terminos de las fracciones I y IV del articulo veintisiete de la Constitucion Politica de los Estados Unidos Mexicanos, su Ley Organica y los reglamentos de esta;

            b) Para actos de administracion en los terminos del parrafo segundo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas que integran los Estados Unidos Mexicanos;

            c) Para suscribir titulos de credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, pero siempre sujeto a las limitaciones y restricciones previstas en los estatutos sociales o establecidas por Asamblea de Accionistas;

            d) Poder especial para actos de administracion en cuanto a asuntos laborales, para los efectos de los articulos seiscientos noventa y dos, setecientos ochenta y seis, ochocientos setenta y seis y siguientes; asi como ochocientos setenta y demas aplicables de la Ley Federal del Trabajo en vigor, a fin de que comparezca ante las autoridades del trabajo en asuntos laborales en que esta sociedad sea parte o tercera interesada, tanto en la audiencia inicial, en cualquiera de sus etapas, como a absolver posiciones; asi como ejercitar el poder general de la sociedad para pleitos y cobranzas para que, de una manera enunciativa pero no limitativa, de conformidad con lo dispuesto por los articulos dos mil quinientos cincuenta y cuatro y dos mil quinientos ochenta y siete del Codigo Civil aplicable en Materia Comun en el Distrito Federal y en toda la Republica en Materia Federal, y sus correlativos en los Codigos Civiles para los diversos estados que integran los Estados Unidos Mexicanos, represente a la sociedad ante las autoridades y tribunales del trabajo, locales o federales, especialmente ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, asi como ante las autoridades y tribunales penales, civiles y administrativos, quedando facultado expresamente para intervenir en todo el procedimiento de las reclamaciones laborales y en el de amparo, para transigir, articular y absolver posiciciones y ejecutar toda clase de actos a nombre de la sociedad, como representante legal de la misma, dado el cargo que ocupa y las funciones que desempena;

            e) Para otorgar y revocar poderee generales o especiales a nombre de la sociedad.

            VI.- Se designa a la senorita Carm Iglesias Garnica como Gerente de Personal de la sociedad, quien para el desempeno de sus funciones gozara de los siguientes poderes y facultades:

            Ejercitar el poder general de la sociedad para actos de administracion en cuanto a asuntos laborales, para los efectos de los articulos seiscientos noventa y dos, setecientos ochenta y seis, ochocientos setenta y seis y siguientes, asi como ochocientos setenta y demas aplicables de la Ley Federal del Trabajo en vigor, a fin de que comparezca ante las autoridades del trabajo en asuntos laborales en que esta sociedad sea parte o tercera interesada, tanto en la audiencia inicial, en cualquiera de sus etapas, como a absolver posiciones; ejercitar el poder general de la sociedad para pleitos y cobranzas para que, de una manera enunciativa pero no limitativa, de conformidad con lo dispuesto por los articulos dos mil quinientos cincuenta y cuatro y dos mil quinientos ochenta y siete del Codigo Civil aplicable en Materia Comun en el Distrito Federal y en toda la Republica en Materia Federal, y sus correlativos en los Codigos Civiles para los Estados en la Republica Mexicana, represente a la sociedad ante las autoridades y tribunales penales, civiles y administrativos, quedando facultada expresamente para intervenir ante todo el procedimiento de las reclamaciones laborales y en el del amparo, para transigir, articular y absolver posiciones y ejecutar toda clase de actos a nombre de la sociedad, como representante legal de la misma, dado el cargo que ocupa y las funciones que desempena.

            VII.- Se otorga un poder general a los senores Juan Mario Steta Torres, Manuel Vera Vallejo, German Muggenburg y Rodriguez Vigil y Luis Alfonso Cervantes Muniz para ser ejercitado conjunta o separadamente con todas las facultades generales y especiales que requieran clausula especial conforme a ley, para pleitos y cobranzas, en los terminos del primer del parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal. Los apoderados solamente podran substituir el presente poder mancomunadamente.

            VIII.- El primer ejercicio social correra de la fecha de firma de esta escritura al treinta y uno de julio de mil novecientos ochenta y ocho delegandose en la Asamblea General Ordinaria de Accionistas la facultad de determinar las fechas de inicio y terminacion de los ejercicios sociales de la empresa.

                                  PERSONALIDAD

            Los comparecientes acreditan su personalidad en la siguiente forma:

            a) El Senor Luis Rosas Monroy, acredita la suya con la escritura numero treinta y seis mil quinientos noventa y cinco, otorgada en esta Ciudad, el veintiocho de junio de mil novecientos ochenta y cuatro, ante el Notario nomero veintiocho del Distrito Federal, Licenciado Carlos A. Yfarraguerri y Villarreal, por la cual JAFRA COSMETICS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de Asamblea de Accionistas celebrada el quince de mayo de mil novecientos ochenta y cua tre, otorgo en favor del Senor Luis Rosas Monroy, en su caracter de Gerente General, poder general para pleitos y cobranzas y para actos de administracion sin limitacion alguna con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, facultad para suscribir titulos de credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito y facultad expresa para otorgar poderes y revocarlos. Dicha escritura fue inscrita en el Registro Publico de la Propiedad de esta Capital en el Folio Mercantil numero cuarenta y seis mil novecientos sesenta y dos.

            b) El Senor Luis Rosas Monroy, acredita la suya con la escritura numero treinta y siete mil setecientos noventa y uno, otorgada en esta ciudad, el quince de julio de mil novecientos ochenta y cinco, ante el mismo Notario que la anterior, PLUMIBOL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el seis de junio de mil novecientos ochenta y cinco, designo al Senor Luis Rosas Monroy, Administrador Unico y con tal caracter le otorgo poder general para pleitos y cobranzas, para actos de administracion y actos de dominio sin limitacion alguna, en los terminos de los tres primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor para el Distrito Federal, facultad expresa para suscribir titulos de credito, en los terminos de los tres primeros parrafos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, facultad expresa para ortorgar poderes y revocarlos.

            En dicha escritura quedo debidamente acreditada la constitucion y capacidad legal de la sociedad mandante.

            c) El Licenciado Juan M. Steta, acredita la suya con la escritura numero cuarenta mil trescientos veinte, otorgada en esta Ciudad, el dieciocho de agosto de mil novecientos ochenta y dos, ante el Notario numero ochenta y nueve del Distrito Federal, licenciado Fernando G. Arce, por la cual CALZADA MARIANO ESCOBEDO 151-155, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo del Consejo de Administracion tomado en sesion celebrada el primero de julio le mil novecientos ochenta y dos, otorgo en favor del Licenciado Juan M. Steta, le otorgo poder general para pleitos y cobranzas, y para actos de administracion sin limitacion alguna con todas las facultades generales y las especiales que requieran clausula especial conforme a la ley en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil en vigor en el Distrito Federal, y facultad expresa para otorgar poderes y revocarlos. Dicha escritura fue inscrita en el Registro Publico de la Propiedad de esta capital en el Folio Mercantil numero tres mil seiscientos veintiseis.

            d) El Licenciado Juan M. Steta, acredita la suya con la escritura numero seis mil cien, otorgada en esta ciudad, el dia dieciocho de enero de mil novecientos ochenta y cuatro, ante el Notario numero veintiocho del Distrito Federal, Licenciado Carlos A. Yfarraguerri y Villarreal, por la cual GILLETE DE MEXICO Y COMPANIA, DE CAPITAL VARIABLE, por acuerdo de la Junta Ordinaria de Socios, celebrada el ocho de noviembre de mil novecientos ochenta y tres, le otorgo poder general para pleitos y cobranzas, y para actos de administracion sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil cuinientos cincuenta y cuatro del Codigo Civil en vigor para el Distrito Federal, y facultad expresa para otorgar poderes y revocarlos.

            En dicha escritura quedo debidamente acreditada la constitucion y capacidad legal de la sociedad mandante.

            e) El Senor Cesar Augusto Valencia Lara, acredita la suya con la escritura nomero cinco mil seiscientos treinta, otorgada en esta ciudad, el veinticinco de febrero de mil novecientos ochenta y ocho, ante el Notario numero cuarenta y nueve del Distrito Federal, Licenciado Juan Vicente Matutem Ruiz, actuando como asociado en el protocolo de la Notaria numero ciento setenta y nueve, por la cual ORAL-B LABORATORIOS, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, por acuerdo de la Asamblea de Accionistas celebrada el veintidos de enero de mil novecientos ochenta y ocho, lo designo Gerente General, y con tal carficter le confirio Poder General para pleitos y cobranzas y para actos de administracion, sin limitacion alguna, en los terminos de los dos primeros parrafos del articulo dos mil quinientos cincuenta y cuatro del codigo Civil en vigor para el Distrito Federal, facultad para suscribir titulos de credito, en los torminos de los dos primeros parrafos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, y facultad expresa para otorgar poderes y revocarlos.

            En dicha escritura quedo debidamente acredita la constitucion y capacidad legal de la sociedad mandante.

            Los comaprecientes declaran bajo protesta de decir verdad que los poderes que ejercitan no les han sido revocados ni modificados en forma alguna y que sus respectivas representadas tienen capacidad legal.

                                    GENERALES

            Los comparecientes declaran por las suyas ser:

            El Licenciado Juan M. Steta, originario de esta ciudad, que nacio el catorce de junio de mil novecientos veintiseis, mexicano por nacimiento, hijo de padres mexicanos, casado, abogado, con domicilio en Campos Eliseos numero trescientos cuarenta y cinco, Colonia Chapultepec-Polanco, en esta cuidad.

            El Senor Luis Rosas Monroy, originario de esta Ciudad, que nacio el diecinueve de mayo de mil novecientos cuarenta y cuatro, mexicano por nacimiento, hijo de padres mexicanos, casado, industrial, con domicilio en Giotto numero noventa y siete esquina Sassoferrato, colonia Alfonso Trece, en esta ciudad.

            El Senor Cesar Augusto Valencia Lara, originario de Medellin, Colombia, que nacio el catorce de marzo de mil novecientos cuarenta y cuatro, colombiano, y acredita su legal estancia en el pais con la libreta FM-DOS numero trescientos cuarenta y cinco mil ochocientos treinta y cinco, expedida el once de marzo de mil novecientos ochenta y ocho, en la que tiene reconocido el caracter de inmigrante, para trabajar con la sociedad que representa, casado, ejectuivo de empresa, con domicilio en Jose Maria Rico numero doscientos veintiuno, colonia del Valle, en esta cuidad.

            YO, EL NOTARIO, DOY FE Y CERTIFICO:

            a) Que conozco personalmente a los comparecientes quienes a mi juicio tiene capacidad legal por no constarme nada en contrario.

            b) Que les fue leida integramente la represente escritura.

            c) Que a los comparecientes les explique el valor y las consecuencias legales del contenido de esta escritura y les informe de las penas en que incurren quienes declaran con falsedad ante Notario.

            d) Que lo relacionado e inserto concuerda con sus originales a que me remito y tuve a la vista.

            e) Que los comparecientes manifesetaron al suscrito Notario su conformidad con esta escritura, para constancia de lo cual la firman el dia quince del mes siguiente al de su fecha.

            Firma del Licenciado Juan M. Steta.

            Firma del senor Luis Rosas Monroy.

            Firma del senor Cesar Augusto Valencia Lara.

            Ante mi. R. Nunez. Firmado.

            Un sello: Lic. Roberto Nunez y Bandera Notario No. 1 del D.F. Estados Unidos Mexicanos.

            Autorizo definitivamente en Mexico a doce de agosto de mil novecientos ochenta y ocho. R. Nunez. firmado.

            Un sello: Lic. Roberto Nunez y Bandera Notario No. 1 del-D.F. Estados Unidos Mexicanos.

                                NOTAS MARGINALES

            NOTA PRIMERA MEXICO A DOCE DE AGOSTO DE MIL NOVECIENTOS OCHENTA Y OCHO CON ESTA FECHA SE AGREGA AL APENDICE DE ESTA ESCRITURA EL AVISO DE INSCRIPCION EN EL REGISTRO FEDERAL DE CONTRIBUYENTES RELATIVO A ESTA SOCIEDAD CON LA CLAVE CJA-8807 15. DOY FE. NUNEZ. FIRMADO. ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL

            En todos los poderes generales para pleitos y cobranzas bastara que se diga que se otorga con todas las facultades generales y las especiales que requieran clausula especial conforme a la Ley, para que se entiendan conferidos sin limitacion alguna.

            En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.

            En los poderes generales, para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga toda clase de facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

            Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones, o los poderes seran especiales.

            Los notarios insertaran este articulo en los testimonios de los poderes que otorguen.

              ES PRIMER TESTIMONIO                           QUE SE EXPIDE PARA
COMERCIALIZADORA JAFRA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, A FIN DE QUE LE SIRVA PARA ACREDITAR SU CONSTITUCION.

            VA EN CATORCE FOJAS CORREGIDAS.

            MEXICO, DISTRITO FEDERAL A QUINCE DE AGOSTO DE MIL NOVECIENTOS OCHENTA Y OCHO. DOY FE.

                                                                  EXHIBIT 3.9(A)


            LIBRO MIL SETENTA Y NUEVE

            ESCRITURA CINCUENTA Y TRES MIL CIENTO SETENTA Y OCHO.

            EN LA CUIDAD DE MEXICO, a trece de abril de mil novecientos noventa y ocho, MIGUEL ALESSIO ROBLES, notario diecinueve, hago constar LA TRANSFORMACION Y LA REFORMA A LOS ESTATUTOS, otorgadas por "JAFRA COSMETICS" SOCIEDAD ANONIMA DE CAPITAL VARIABLE, que consigna el licenciado LUIS ALFONSO CERVANTES MUNIZ, en su caracter de delegado especial de la asamblea extraordinaria de accionistas, en los terminos siguientes:

                            A N T E C E D E N T E S:

            I. Por escritura numero veinticinco mil ciento cincuenta y seis, extendida el veintinueve de junio de mil novecientos ochenta y ocho, ante el notario uno del Distrito Federal, Roberto Nunez y Bandera, inscrita en el Registro Publico de Comercio de esta cuidad, en el folio mercantil numero ciento diez mil seiscientos noventa y nueve, se constituyo "Comercializadora Jafra" Sociedad Anonima de Capital Variable, con duracion de noventa y nueve anos, domicilio en esta cuidad y capital social minimo fijo de quinientos mil pesos.

            II. Segun escritura numero veintinueve mil doscientos cuatro, extendida el ocho de octubre de mil novecientos noventa, ante el mismo notario que la anterior, se hizo constar la protocolizacion del acta de la asamblea extraordinaria que los accionistas de "Comercializadora Jafra" Sociedad Anonima de Capital Variable, celebraron el dos de diciembre de mil novecientos ochenta y ocho, en la que, entre otros acuerdos, se tomo el de aumentar su capital social en la parte variable en le suma de veintiseis mil novencientos cincuenta y tres millones seiscientos dos mil pesos.

            III. Mediante escritura numero treinta y un mil quinientos cuarenta y cinco, extendid el seis de diciembre de mil novecientos noventa y uno, ante el mismo notario que las anteriores, inscrita en el Registro Publico de Comercio de esta cuidad, con el folio mercantil numero ciento diez mil seiscientos noventa y nueve, se protocolizo el acta de la asamblea extraordinaria que los accionistas de "Comercializadora Jafra" Sociedad Anonima de Capital Variable, celebraron el veinte de agosto de mil novecientos noventa y uno, en la que se tomo el acuerdo de cambiar la denominacion de la sociedad por la que actualmente ostenta de "Jafra Cosmetics" Sociedad Anonima de Capital Variable, reformandose al efecto e articulo primero de los estatutos sociales.

            IV. Por escritura treinta y cuatro mil ciento cuarenta, extendida el veintinueve de marzo de mil novecientos noventa y tres, ante el mismo notario que las anteriores, se protocolizo el acta de la asamblea extraordinaria que los accionistas de "Jafra Cosmetics" Sociedad Anonima de Capital Variable, celebraron el treinta y uno de octubre de mil novecientos noventa y dos, en la que se tomo el acuerdo de reducir el capital social en su parte variable, para quedar en la suma de quince mil doscientos cuarenta y cuatro millones cuatrocientos dos mil pesos.

            V. Mediante escritura numero tres mil cuatrocientos cuarenta y cinco, extendida el veintiocho de abril de mil novecientos noventa y cinco, ante el notario ciento ochenta y siete del Distrito Federal, Carlos Antonio Rea Field, inscrita en el Registro Publico de Comercio de esta cuidad, en el folio mercantil ciento diez mil seiscientos noventa y nueve, se hizo constar la protocolizacion parcial del acta de la asamblea ordinaria anual y extraordinaria que los accionistas de "Jafra Cosmetics" Sociedad Anonima de Capital Variable, celebraron el primero de agosto de mil novecientos noventa y cuatro, en la que, entre otros acuerdos, se tomo el de reformar totalmente los estatutos sociales.

            VI. Los accionistas de "JAFRA COSMETICS" SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebraron asamblea extraordinaria el treinta de marzo de mil novecientos noventa y ocho, habiedose asentado el acta relativa en ocho fojas, que el suscrito notario agrega al legajo de esta escritura con la letra "A", en union de su anexo consistente en los estatutos sociales aprobados y que en su parte conducente dice:

            "En el Distrito Federal, Mexico, a las 10:00 del 30 de marzo de 1998, se reunieron en el domicilio social de JAFRA COSMETICS, S.A. DE C.V., la senorita Gabriela de la Mora Galvan, en representacion de Grupo Jafra, S.A. de C.V., y el senor Luis Alfonso Cervantes Muniz, en representacion de Consultoria Jafra, S.A. de C.V., para celebrar la ASAMBLEA GENERAL EXTRAORDINARIA DE ACCIONISTAS de JAFRA COSMETICS, S.A. DE

      C.V., a la que fueron previa y oportunamente convocados. Estuvieron tambien presentes los senores Alfredo Munda Tabusso y Alberto Mena Adams, Presidente y Secretario, respectivamente, del Consejo de Administracion de la sociedad, asi como el senor Fernando Holguin Maillard, Comisario de la misma. Por designacion unanime de los presentes fungio como Presidente de la Asamblea el del Consejo de Administracion de la propia sociedad, senor Alfredo Munda Tabusso. Actuo como Secretario de la misma el del mencionado organo colegiado, senor Alberto Mena Adame. El Presidente designo escrutadores al senor Luis Alfonso Cervantes Muniz y a la senorita Gabriela de la Mora Galvan, quienes despues de aceptar sus cargos revisaron los instrumentos conteniendo los mandatos con los que ambos comparecieron a la Asamblea en representacion de los socios de la sociedad y el Libro de Registro de Acciones de la sociedad, e hicieron constar, en union del Comisario, que se encontraba representada en la Asamblea la totalidad de las acciones en que se divide el capital social de JAFRA COSMETICS, S.A. DE C.V., en la siguiente forma: - ACCIONISTA - ACCIONES
      SERIES - "A" - "B" - VOTOS...........TOTAL: 500 - 15'244,402 - 15'244,902.
      En virtud de la certificacion de los escrutadores de que se encontraba representada en la Asamblea la totalidad de las acciones en que se divide el capital social de la sociedad, con fundamento en los articulos 188 de la Ley General de Sociedades Mercantiles y vigesimo segundo de los estatutos sociales de la empresa, el Presidente declaro la Asamblea legalmente instalada, no obstante no haberse publicado la convocatoria respectiva, y sometio a consideracion de la Asamblea el siguiente: ORDEN DEL DIA - I. Proposicion, discusion y, en su caso, resolucion, sobre la transformacion de la sociedad de sociedad anonima de capital variable a sociedad de responsabilidad limitada de capital variable. II. Adopcion de estatutos sociales de la sociedad acordes a su nueva estructura corporativa. III. Designacion de delegados para formalizar las resoluciones adoptadas por la Asamblea. PUNTO UNO. En relacion con este primer punto del Orden del Dia el Presidente de la Asamblea explico a los presentes la conveniencia de modificar la estructura social de la sociedad adoptando el tipo legal de sociedad de responsabilidad limitada, continuando bajo la modalidad de capital variable, conscientes de que dicha transformacion traera como consecuencia que las partes sociales que habran de representar su inversion solamente podran ser cesibles satisfaciendose los requisitos que al efecto habran de prever los nuevos estatutos sociales de la sociedad y la Ley General de Sociedades Mercantiles. Al respecto la Asamblea adopto, por unanimidad de votos, las siguientes - RESOLUCIONES - "1. De conformidad con lo que establecen los articulos 182, fraccion VI, 227 y 228 de la Ley General de Sociedades Mercantiles, se resuelve la transformacion de JAFRA COSMETICS, S.A. DE C.V., en sociedad de responsabilidad limitada de capital variable."

      "2. Los acuerdos adoptados por la Asamblea respecto de la transformacion de la sociedad surtiran efectos, para la misma y sus accionistas o socios, a partir del 31 de marzo de 1998; sin embargo, de conformidad con lo que establece el articulo 225 del la Ley General de Sociedades Mercantiles, la transformacion surtira efectos respecto de terceros en la fecha de inscripcion de los acuerdos correspondientes en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, para lo cual se ha obtenido el consentimiento de los principales acreedores de la sociedad, resolviendose en este acto el pago de los creditos de la sociedad en favor de aquellos acreedores que no otorguen o no hubieren otorgado su consentimiento para la transformacion, dandose por vencidos dichos creditos con efectos a partir del 31 de marzo de 1998." "3. Como consecuencia de la transformacion decretada y por virtud de ella, la sociedad continuara existiendo y operando abjo la denominacion JAFRA COSMETICS, la cual, en todo caso, ira seguida de las palabras SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE o de sus abreviaturas S. de
      R. L. de C.V." "4. Sin perjuicio de su participacion en el capital, al surtir efectos la transformacion de la sociedad los socios continuaran respondiendo de las obligaciones sociales hasta por un monto igual o equivalente al de sus aportaciones." "5. Como consecuencia de la transformacion acordada en terminos de las resoluciones que anteceden, del total del capital social suscrito y pagado de la sociedad a la fecha de esta Asamblea, mismo que asciende a la cantidad de $15,244,902.00 M.N. (quince millones doscientos cuarenta y cuatro mil novecientos dos pesos 00/100, moneda nacional), constituira el capital fijo la suma de $3,000.00 M.N. (tres mil pesos 00/100, moneda nacional), dividido en dos partes sociales correspondientes a los dos socios que actualmente integran la sociedad, por los montos que a continuacion se indican:

            SOCIOS                            VALOR DE LA PARTE
                                              SOCIAL DEL CAPITAL FIJO.
            Grupo Jafra, S.A. de C.V.               $  2,999.00 M.N.
            Consultoria Jafra, S.A. de C.V.         $      1.00 M.N.
                                           TOTAL:   $  3,000.00 M.N.

      El resto de las aportaciones efectuadas a la sociedad hasta la fecha de esta Asamblea quedaran en la parte variable del capital social, misma que no tiene limite, respecto de la cual se expedira una sola parte social al socio Grupo Jafra, S.A. de C.V., con valor de $15,241,902.00 M.N. (quince millones doscientos cuarenta y un mil novecientos dos pesos 00/100, moneda nacional)." - "6. Las partes sociales no estaran representadas por titulos negociables, por lo que los titulos representativos de las acciones actualmente en circulacion quedan cancelados a partir de esta fecha." - "7. En cumplimiento de lo que disponen los articulos 223, 225 y 228 de la Ley General de Sociedades Mercantiles, procedase de inmediato a protocolizar e inscribir los acuerdos sobre la transformacion de la sociedad adoptados por esta Asamblea, en el Registro Publico de la Propiedad y de Comercio del Distrito Federal, y a publicar dichos acuerdos, asi como el balance general de JAFRA COSMETICS, S.A. DE C.V., al 28 de Febrero de 1998 en el Diario Oficial de la Federacion." - "8. La sociedad continuara administrada por un Consejo de Gerentes, el que queda integrado precisamente por quienes fungen como miembros del actual Consejo de Administracion de la sociedad, no siendo necesaria designacion alguna al respecto." - "9. La vigilancia de la sociedad continuara encomendada a quienes actualmente se desempenan como Comisario y Comisario Suplente, respectivamente, de la sociedad, no siendo necesaria designacion alguna al respecto." - "10. Todos los poderes conferidos por la sociedad en vigor a esta fecha asi habran de continuar, no siendo necesaria ratificacion alguna al respecto." - PUNTO DOS. - En relacion con este segundo punto del Orden del Dia el Presidente manifesto a los presentes que como consecuencia de la transformacion de la sociedad, resulta necesario adoptar nuevos estatutos sociales, a efecto de adecuar el pacto social a la nueva estructura de la sociedad. En tal virtud el Secretario de la Asamblea procedio a dar lectura al proyecto de estatutos sociales que se somete a la consideracion de la Asamblea, mismo que se hizo llegar oportunamente a los accionistas de la sociedad para su analisis.- Al respecto la Asamblea adopto, por unanimidad de votos, la siguiente RESOLUCION - "Con efectos a partir del 31 de marzo de 1998 se adoptan por JAFRA COSMETICS, S. DE R. L. DE C. V. los estatutos cuyo texto se agrega al expediente del acta de esta Asamblea bajo la LETRA "A" debidamente inicialados por el Presidente y por el Secretario de la Asamblea para su debida identificacion." - PUNTO TRES.- En desahogo de este tercer punto del Orden del Dia se propuso la designacion de los senores Alfredo Munda Tabusso, Omar Cavassuto, Alberto Mena Adame y Luis Alfonso Cervantes Muniz, y la de la senorita Gabriela de la Mora Galvan, como delegados de la Asamblea, a efecto de que cualquiera de ellos, conjunta o separadamente, indistintamente, lleve al cabo los actos y firme los documentos que fueren necesarios para dar cumplimiento y formalizar las resoluciones adoptadas por esta Asamblea, incluyendo, entre otras: i) la obtencion del permiso correspondiente de la Secretaria de Relaciones Exteriores, en caso de que el mismo se requiera; ii) protocolizar por Notario Publico e inscribir en el Registro Publico de la Propiedad y de Comercio del Distrito Federal los acuerdos de transformacion y, en general, el acta de esta Asamblea; y iii) publicar el balance general de la sociedad, asi como los avisos que fueren necesarios o convenientes, en relacion con las resoluciones adoptadas por la Asamblea.- Al respecto la Asamblea adopto, por unanimidad de votos, la siguiente - RESOLUCION - "Se designan delegados de esta Asamblea a los senores Alfredo Munda Tabusso, Omar Cavassuto, Alberto Mena Adame y Luis Alfonso Cervantes Muniz, y a la senorita Gabriela de la Mora Galvin, a efecto de que cualquiera de ellos, conjunta o separadamente, indistintamente, lleve al cabo los actos y firme los documentos quo fueren necesarios para dar cumplimiento y formalizar las resoluciones adoptadas por esta Asamblea, incluyendo, entre otras: i) la obtencion del permiso correspondiente de la Secretaria de Relaciones Exteriores, en caso de que el mismo se requiera;
      ii) protocolizar por Notario Publico e inscribir en el Registro Publico de la Propiedad y de Comercio del Distrito Federal los acuerdos de transformacion y, en general, el acta de esta Asamblea; y iii) publicar el balance general de la sociedad, asi como los avisos que fueren necesarios
      o convenientes, en relacion con las resoluciones adoptadas por la Asamblea." No habiendo otro asunto que tratar se suspendio la Asamblea para la preparacion de la presente acta, la cual fue leida, aprobada y firmada por todos los que en ella intervinieron. Se hace constar que al momento de adoptarse todas y cada una de las resoluciones contenidas en esta acta estuvo representada y participo la totalidad del capital de la sociedad. Se anexan al expediente del acta de esta Asamblea, bajo la LETRA "B", las cartas poder con las que los representantes de los accionistas acreditaron su representacion en la Asamblea. Se levanto la Asamblea a las 11:30 del 30 de marzo de 1998. Alfredo Munda Tabusso. Presidente. Firma ilegible. Alberto Mena Adame. Secretario. Firma ilegible. Gabriela de la Mora Galvam, en representacion de Grupo Jafra, S.A. de C.V. Firma ilegible. Luis Alfonso Cervantes Muniz, en representacion de

      Consultoria Jafra, S.A. de C.V. Firma ilegible. Fernando Holguin Maillard. Comisario. Firma ilegible".

                 "ANEXO "A": JAFRA COSMETICS, S. DE R.L. DE C.V
                               ESTATUTOS SOCIALES
                   DENOMINACION, OBJETO, DOMICILIO Y DURACION

            ARTICULO I.- La denominacion de la sociadad es "JAFRA COSMETICS", y debera ir siempre seguida de las palabras "Sociedad de Responsabilidad Limitada de Capital Variable" o de su abreviatura "S. de R.L. de C.V.".

            ARTICULO II.- La sociedad tendra por objeto:

            I. El ejercicio del comercio en general, incluyendo la manufactura, comercio y distribucion de toda clase de articulos para el cuidado e higiene personal, para la salud y belleza, productos de tocados, perfumes y cosmeticos, articulos de joyeria.

            II. Fabricar, exportar, importar, adquirir enajenar, arrendar, subarrendar, dar y tomar en comodato, todo tipo de mercaderias, equipos, maquinaria, implementos y efectos necesarios para realizar las actividades descritas en el parrafo I) que antecede.

            III. Adquirir acciones, partes sociales, certificados de participacion y constancias de interes que acrediten inversion en cualquier tipo de empresas, sociedades, organizaciones y asociaciones.

            IV. Vender, transferir, entregar y en cualquier otra forma permitida por la ley negociar con acciones, partes sociales, certificados de participacion y constancias de interes que acrediten inversion en cualquier tipo de empresas, sociedades, organizaciones y asociaciones.

            V. Recibir de otras sociedades y personas, asi como proporcionar a otras sociedades y a personas todo tipo de servicios que se requieran para lograr sus objetos sociales, tales como servicios administrativos, financieros, legales, de mercadeo y de tesoreria, incluyendo la preparacion de reportes y estados financieros, presupuestos, programas y manuales de operacion, asi como la evaluacion de resultados operacionales, evaluacion de productividad y posibilidades de financiamiento, incluyendo analisis de disponibilidad de capital.

            VI. Establecer, arrendar, subarrendar, operar y poseer en cualquier forma permitida por la ley, oficinas, fabricas, talleres, bodegas, plantas, almacenes, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir y enajenar toda clase de negociaciones industriales y comerciales, incluyendo acciones, participaciones e instrumentos por ellas emitidos.

            VII. Solicitar, obtener, registrar, adquirir, usar, enajenar y en cualquier otra forma negociar y disponer de marcas industriales y de servicios, nombres comerciales, derechos de autor, patentes, invenciones y procesos;

            VIII. Establecer sucursales, subsidiarias, agencias y oficinas de representacion en Mexico y en el Extranjero.

            IX. Representar y actuar como agente, en la Republica Mexicana y en el extranjero, de empresas industriales y comerciales, sean nacionales o extranjeras.

            X. Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier otra forma permitida por la ley con bienes inmuebles, incluyendo la adquisicion, establecimiento y operacion de laboratorios de investigacion.

            XI. Proporcionar toda class de servicios tecnicos, administrativos de asesoria y de supervision a empresas industriales y comerciales, tanto en Mexico como en el extranjero, y recibir dichos servicios.

            XII. Proporcionar y recibir servicios de maquila y de fabricacion o procesamiento de materiales a y de toda clase de entidades y negocios industriales y comerciales.

            XIII. Dar y tomar dinero an prestamo con o sin garantias de cualquier tipo, emitir bonos, obligaciones y demas titulos de credito, con la supervision e intervencion de las instituciones que e cada caso se requiera de acuerdo con la ley.

            XIV. Emitir, suscribir y, en cualquier otra forma permitida por la ley, negociar con cualquier class de titulos de credito y valores, asi como otorgar avales y otras garantias respecto de obligaciones de terceros con la participacion de las instituciones que se requieran conforme a la ley; y

            XV. Llevar al cabo todos los actos y celebrar todos los contratos, sean civiles o mercantiles, permitidos por la ley.

            ARTICULO III.- El domicilio de la sociedad es el Distrito Federal, Mexico; sin embargo, podra establecer agencias o sucursales en cualquier otra parte de la Republica Mexicana o del extranjero y someterse a domicilios convencionales.

            ARTICULO IV.- La duracion de la sociedad as de 99 (noventa y nueve) anos contados a partir de la fecha de firma de su escritura constitutiva.

                                 CAPITAL SOCIAL

            ARTICULO V.- El capital social es variable. El capital fijo sin derecho a retiro es de $3,000.00 M.N. (tres mil pesos 00/100, moneda nacional), integramente suscrito y pagado, representado por partes sociales. La parte variable del capital es ilimitada y estara representada por partes sociales.

                                 DERECHO DE VOTO

            ARTICULO VI.- Todo socio tendra derecho de participar en las decisiones de las Asambleas de Socios, gozando de un voto por cada $1.00 M.N. (un peso 00/100, moneda nacional) de su aportacion.

                                 PARTES SOCIALES

            ARTICULO VII.- Cada socio tendra una parte social. Cuando un socio haga una nueva aportacion o adquiera la totalidad o una fraccion de la parte de otro socio, en los terminos previstos en estos estatutos sociales, se aumentara su parts social en la cantidad respectiva.

            ARTICULO VIII.- La sociedad llevara un Libro Especial de Socios en el cual se anotara el nombre y el domicilio de cada socio, con indicacion de sus aportaciones y la transmision de las partes sociales. Para acreditar la calidad de socio se requiere aparecer inscrito como tal en el Libro Especial de Socios.

                         CERTIFICADOS DE PARTES SOCIALES

            ARTICULO IX.- Las partes sociales podran estar representadas por documentos que, en todo caso, solo tendran valor probatorio, no seran transmisibles por endoso y deberan ser suscritos por dos miembros del Consejo de Gerentes o por el Gerente Unico, segun sea el caso.

            Las partes sociales no son negociables y solo podran ser cedidas de conformidad con lo establecido en los articulos X y XI de estos estatutos sociales.

                         TRANSMISION DE PARTES SOCIALES

            ARTICULO X.- Toda transmision de partes sociales debera realizarse con estricto apego a lo previsto en los articulos X y XI de estos estatutos sociales.

            Ningun socio podra transmitir parcial o totalmente su parte social min el previo consentimiento unanime de todos los socios, debiendo, en todos los casos seguir el procedimiento quo se establece a continuacion:

            a) Los socios gozaran del derecho al tanto para adquirir, parcial o totalmente, las partes sociales a ser transmitidas, en proporcion a sus respectivas participaciones en el capital social de la sociedad, en el precio, terminos y condiciones que se establezcan en el aviso a que se refiere el inciso b) siguiente.

            b) E1 socio interesado en transmitir, parcial o totalmente, nu parte social (en lo sucesivo el "Socio Transmisor") notificara por escrito a los demas socios de la sociedad la transmision que se propone llevar al cabo, senalando en dicha notificacion el nombre y domicilio del adquirente propuesto, la forma de transmision, el precio y los demas terminos y condiciones a que se sujetara la transmision propuesta (en lo sucesivo la "Notificacion Original"). Los demas socios contaran con un plazo de 15 (quince) dias contados a partir de la fecha en que hubieren recibido la Notificacion original y/o de la fecha en que los demas socios hubieren autorizado la transmision de conformidad con lo mencionado en el segundo parrafo de este articulo X, para notificar el Socio Transmisor su interes en ejercer el derecho al tanto a que se refiere el inciso a) que antecede.

            Si uno o mas socios notifican al Socio Transmisor su interes en ejercer el derecho al tanto, los socios adquirentes deberan pager el precio y el Socio Transmisor debera realizar los actos que se requieran para ceder en favor de los socios adquirentes la parte social de que se trate, de conformidad con los terminos y condiciones establecidas en la Notificacion Original.

            Si uno o mas socios no hubieren ejercitado su derecho al tanto, los socios que si ejercitaron su derecho el tanto (en lo sucesivo los "Socios Participantes") tendran una opcion adicional a ser ejercitada en un periodo de 10 (diez) dias contados a partir del dia siguiente a la fecha en que se haya vencido el plazo original de 15 (quince) dias para adquirir, en proporcion a sus respectivas participaciones en el capital de la sociedad, la porcion de la parte social no adquirida, en el precio, terminos y condiciones senaladas en la Notificacion Original. Si dicha opcion es ejercitada, el precio debera ser pagado de conformidad con los terminos establecidos en la Notificacion Original y el Socio Transmisor debera realizar los actos que se requieran para ceder en favor de los socios adquirentes la porcion de la parte social de que se trate. Si un numero menor a los Socios Participantes ejercitan la opcion antes mencionada, debera repetirse nuevamente el procedimiento establecido en este parrafo por un periodo adicional de 10 (diez) dias, durante el cual aguellos Socios Participantes que ejercitaron la opcion durante el primer periodo de 10 (diez) dias, podran ejercitar una opcion adicional para adquirir, en proporcion a sus respectivas participaciones, la porcion remanente de la parte social del Socio Transmisor que no haya sido adquirida conforme a lo antes mencionado.

            Cualquier socio diverso al Socio Transmisor podra ejercer su derecho al tanto, aun en el caso de que ningun otro socio haya optado por ejercitar su respectivo derecho. Asimismo, cualquier socio diverso al Socio Transmisor podra ceder en cualguier momento su derecho al tanto para adquirir partes sociales en favor de cualquier otro socio o socios.

            c) Si los socios diversos al Socio Transmisor deciden no ejercitar su derecho al tanto conforme a lo senalado en el inciso b) que antecede, el Socio Transmisor tendra el derecho a transmitir su parte social o la porcion no transmitida a los demas socios, a la persona y en los terminos y condiciones senalados en la Notificacion Original, estandose en todo caso a lo previsto en el articulo XI siguiente.

            d) Si el Socio Transmisor no realiza la transmision a que se refiere el inciso c) que antecede en un plazo de 15 (quince) dias contados a partir de la fecha en que vencio el plazo para que log socios diversos el Socio Transmisor ejercitaren los derechos mencionados en el inciso b) que antecede, el Socio Transmisor no podra realizar dicha transmision, salvo que inicie nuevamente el procedimiento previsto en el inciso b) que antecede.

            ARTICULO XI.- En caso de que ningun socio ejercite su derecho al tanto conforme a lo mencionado en el inciso b) del articulo X que antecede, los socios diversos al Socio Transmisor tendran el derecho a transmitir su respectiva parte social al adquirente propuesto por el Socio Transmisor en el mismo precio, terminos y condiciones que el Socio Transmisor hubiere acordado con el adquirente propuesto y que se indicaron en la Notificacion Original. Para efectos de lo anterior, el Socio Transmisor debera notificar a los demas socios respecto de la transmision propuesta, especificando el nombre y domicilio del adquirente propuesto, el precio y los demas terminos y condiciones conforme a las cuales se pretende llevar al cabo la transmision. Cada socio contara con un plazo de 30 (treinta) dias contados a partir de que reciba la notificacion a que se refiere este articulo XI para decidir si ejercita su derecho a transmitir conjuntamente con el Socio Transmisor la totalidad o una porcion de su parte social al mismo adquirente al mismo precio, terminos y condiciones especificadas en la Notificacion Original.

            Si un socio ejerce su derecho de transmitir la totalidad o una porcion de su parte social de conformidad con lo dispuesto en este articulo, el Socio Transmisor unicamente podra transmitir su parte social al adquirente propuesto si este acepta adquirir tambien la totalidad o la porcion de la parte social que elija el socio que ejerza el derecho establecido en este articulo, en los mismos terminos y condiciones y en el mismo precio que fueron ofrecidos al y que reciba el Socio Transmisor.

            El Socio Transmisor podra transmitir su parte social el adquirente propuesto en los terminos y condiciones establecidos en la Notificacion Original cuando: i) ninguno de los socios ejerza su derecho conforme a este articulo; o
ii) uno o varios socios ejerzan su derecho conforme a este articulo y el adquirente propuesto acepte adquirir sus partes sociales a dichos socios. Adicionalmente, si el Socio Transmisor no ejerce su derecho de transmitir dentro de los 30 (treinta) dias posteriores el termino del plazo establecido anteriormente en este articulo, su derecho prescribira, y dicho socio no podra transmitir su parte social sin satisfacer y agotar nuevamente el procedimiento anterior.

                       ADMISION DE NUEVOS SOCIOS Y RETIRO

            ARTICULO XII.- La admision de nuevos socios requiere del consentimiento unanime de los socios de la sociedad expresado en la Asamblea General de Socios.

            ARTICULO XIII.- Los socios tendran derecho de retirarse de la sociedad en cualquier momento, notificando por escrito a la sociedad con 90 (noventa) dias de anticipacion a la fecha prevista para el retiro. En caso de retiro de un socio, la sociedad amortizara la parte social de dicho socio en un solo pago o en parcialidades, segun lo determinen la sociedad y el socio que se retira. Si las partes no llegan a un acuerdo en relacion a la forma de pago, la Asamblea General de Socios lo determinara.

            Los socios dejaran de tener tal caracter al momento de realizarse la transmision total de su parte social. El precio de venta sera equivalente a la cuenta de capital positiva del socio en cuestion, fijada al cierre del mes inmediato anterior a la causa de retiro. A este efecto, las cuentas de capital de los socios se actualizaran para reflejar el valor de mercado de los activos de la sociedad. Para efectos de este articulo, el valor de mercado de los activos de la sociedad sera el que se acuerde entre el socio que se retira y la Asamblea de Socios. En caso de que el socio que se retira y la Asamblea de Socios no se pusieren de acuerdo en el valor de mercado de los activos de la sociedad dentro de los 30 (treinta) dias siguientes a aquel en que debiera surtir efectos el retiro, entonces dicho socio y la Asamblea de Socios elegiran cada uno a un valuador independiente dentro de los 15 (quince) dias siguientes al cumplimiento del plazo de 30 (treinta) dias antes previsto. En caso de que los dos valuadores independientes no se pusieren de acuerdo respecto del valor de mercado de los activos de la sociedad dentro de los 15 (quince) dias posteriores a la fecha de su designacion, entonces el valor de mercado determinado por cada uno de los valuadores independientes se sumara y se dividira entre el numero de valuadores, considerandose dicho resultado el valor de mercado de los activos de la sociedad para los efectos de este articulo. Los valuadores independientes deberan ser consultores o valuadores administrativos, con al menos, 5 (cinco) anos de experiencia en consultoria y valuacion de negocios similares al de la sociedad. Los honorarios de los valuadores seran a cargo de cada una de las partes.

                             GRAVAMENES O GARANTIAS

            ARTICULO XIV.- Sera necesario el consentimiento de los demas socios para que cualquier socio grave o de en garantia sus derechos respecto de su parte social.

                          INCREMENTO DEL CAPITAL SOCIAL

            ARTICULO XV. - El capital sera susceptible de aumentos por aportaciones de los socios o mediante la admision d nuevos socios, requiriendose el consentimiento de los socios qua representen al menos el 75% (setenta y cinco por ciento) del capital social para aumentar el capital por aportaciones de los socios, y el consentimiento unanime de los socios par admitir a un nuevo socio de conformidad con lo establecido en el articulo XII qua antecede.

            Los socios tendran, en proporcion a su participacion en el capital social de la sociedad, derecho de preferencia para suscribir los aumentos de capital qua acuerde la Asamblea de Socios, aun en el caso de que hayan de emitirse nuevas partes sociales. Si alguno de los socios no suscribe su parte correspondiente en un plazo de 30 (treinta) dias desde la fecha de notificacion de la resolucion de aumento de capital, los demas socios tendran derecho para hacer la correspondiente suscripcion y pago en proporcion a su participacion en el capital social de la sociedad.

            Si alguno de los socios no ejerciere su derecho de preferencia conforme a lo establecido en este articulo XV, el aumento de capital social unicamente podra ser suscrito y pagado por otro socio, salvo en el supuesto referido en el articulo XII de estos estatutos, ajustandose en consecuencia los porcentajes de participacion de los socios en el capital social.

                               ASAMBLEAS DE SOCIOS

            ARTICULO XVI.- La Asamblea de Socios es el organo supremo de la sociedad. Las Asambleas de Socios se reuniran, previa convocatoria, en el domicilio social, y por lo menos una vez al ano, dentro de los cuatro meses siguientes a la clausura de cada ejercicio social. La convocatoria no sera necesaria si al momento de la votacion de un determininad asunto todos los socios se encuentran presentes o representados en la correspondiente Asamblea de Socios.

                     CONVOCATORIAS PARA ASAMBLEAS DE SOCIOS

            ARTICULO XVII.- El Gerente Unico o, en su caso, el Consejo de Gerentes expediran convocatoria para la celebracion de Asambleas de Socios a peticion de cualquier socio. En caso de qua el Gerente Unico o el Consejo de Gerentes no lo hicieren, el Consejo de Vigilancia debera realizar dicha convocatoria, y a falta u omision de dicho Consejo, las convocatorias podran ser realizadas por los socios que representen mas de una tercera parte del capital social.

            Las convocatorias se haran por medio de cartas que se haran llegar a los socios de la sociedad por correo certificado con acuse de recibo, y tales convocatorias deberan contener el lugar y la fecha en que se celebrara la Asamblea, asi como el Orden del Dia y hacerse llegar a cada socio con por lo menos 7 (siete) dias de anticipacion a la celebracion de la Asamblea de Socios.

            Las Asambleas de Socios podrian celebrarse en conferencia telefonica, en el entendido que todos los socios que participen deberan poder hablar y ser oidos, con y por los demas socios participantes, requiriendose la confirmacion de las resoluciones por escrito debidamente firmadas por todos los socios de la sociedad.

            ARTICULO XVIII.- Las Asambleas de Socios seran presididas por el Gerente Unico o por el Presidente del Consejo de Gerentes, segun sea el caso, y en su ausencia por la persona que sea designada por mayoria de votos de los socios presentes en la Asamblea que se trate. Actuara como Secretario de la Asamblea el Secretario del Consejo de Gerentes, y en ausencia de este, el Pro-Secretario del Consejo de Gerentes. En el evento de que no se encuentren presentes en la Asamblea tanto el Secretario como el Pro Secretario, o no existiere su designacion, actuara como Secretario de la Asamblea la persona que sea designada por mayoria de votos de los socios presentes en la Asamblea. El Presidente designara a dos de los socios o sus representantes que asistan a la Asamblea, como escrutadores. Las actas de las Asambleas de Socios seran transcritas en un Libro de actas que al efecto llevara la sociedad. Las actas deberan ser firmadas, por lo menos, por las personas que actuen Como Presidente y como Secretario de la Asamblea.

                                     QUORUM

            ARTICULO XIX.- Las Asambleas de Socios podran celebrarse en virtud de primera o ulterior convocatoria si los socios, o sus representantes, que representen, por lo menos, el 75% (setenta y cinco por ciento) del capital social, se encuentran presentes. Sus resoluciones se tomaran por el voto de los socios que representen, por lo menos, la mayoria del capital social, excepto en los casos que requieran un porcentaje mayor conforme a estos estatutos.

            Tendran derecho a asistir y participar en la Asamblea de Socios quienes aparezcan inscritos como tales en el Libro Especial que el efecto lleve la sociedad, de conformidad con lo previsto por el articulo 73 de la Ley General de Sociedades Mercantiles. Los socios podran ser representados en las Asambleas por un apoderado con poder general o poder especial, o por un apoderado designado por medio de simple carta poder firmada ante dos testigos.

            ARTICULO XX.- Las resoluciones adoptadas fuera de Asamblea de Socios, por socios que representen el porcentaje del capital social fijado en estos estatutos como necesario para adopter dichas resoluciones en Asamblea de Socios, tendran, para todos los efectos legales, la misma validez que si hubieran sido adoptadas reunidos en Asamblea de Socios, siempre que se confirmen por escrito, en el entendido de que previamente deberan enviarse a todos los socios las resoluciones propuestas y debera contarse con evidencia de que dichas resoluciones fueron efectivamente recibidas por la totalidad de los socios.

                                 ADMINISTRACION

            ARTICULO XXI.- La Administracion de la sociedad estara confiada a un Gerente Unico o a un Consejo de Gerentes, segun lo determine la Asamblea de Socios. La Asamblea de Socios podra designar a un Gerente o Gerentes Suplentes, segun sea el caso, si asi lo considera conveniente.

            El Gerente Unico o los miembros del Consejo de Gerentes, asi como sus respectivos suplentes, de ser ese el caso, podran ser socios o personas extranas a la sociedad; duraran en su cargo un 1 (un) ano. Los socios tendran el derecho a revocar las designaciones en cualquier momento, mediante resolucion adoptada en Asamblea de Socios.

            El numero de Gerentes, que en ningun momento debera ser menor que uno, podra ser modificado periodicamente por los socios.

            En caso de existir dos o mas Gerentes (Consejo de Gerentes) sus resoluciones deberan ser adoptadas, en todos los casos, mediante consentimiento mayoritario, de acuerdo a lo previsto por el articulo 75 de la Ley General de Sociedades Mercantiles.

            ARTICULO XXII.- El Gerente Unico o el Consejo de Gerentes, segun sea el caso, seran los representantes legales de la sociedad y, en consecuencia, gozaran de las siguientes facultades:

            l.- Ejercitar el poder de la sociedad para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran de clausula especial de acuerdo con la ley, sin limitacion alguna, de conformidad con lo dispuesto por el primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, estando por lo tanto facultados para intentar y desistirse de toda clase de procedimientos, incluyendo el juicio de amparo; formular querellas y denuncias penales y desistirse de ellas; coadyuvar con el Ministerio Publico y otorgar perdon; transigir; someterse a arbitraje; formular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demas actos expresamente autorizados por la ley, entre los que se incluye representar a la sociedad ante autoridades y tribunales penales, civiles, administrativos y el trabajo; 2.- Administrar bienes de acuerdo con lo dispuesto por el segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federatiyas de los Estados Unidos Mexicanos; 3.- Ejecutar actos de dominio de acuerdo con lo previsto en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades federativas de los Estados Unidos Mexicanos; 4.- Suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Creditol; 5.- Abrir, operar y cerrar cuentas de la sociedad con instituciones de creditor, instituciones bursatiles e instituciones financieras, en el pais y en el extranjero, en moneda nacional y en moneda extranjera, y designar a las personas que puedan girar contra las mismas; 6.- Nombrar y remover a funcionarios y empleados de la sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades; 7.- Formular reglamentos interiores de trabajo; 8.- Convocar a Asambleas de Socios y ejecutar sus resoluciones; 9.- Llevar el cabo todos los actos autorizados por estos estatutos
o que sean consecuencia de los mismos; y 10.- Conferir poderes generales y especiales en los terminos de los parrafos uno, dos, tres, cuatro y cinco anteriores, con o sin facultades de substitucion, asi como revocar los poderes que hubieren sido otorgados por la sociedad.

            ARTICULO XXIII.- El Gerente Unico o el Consejo de Gerentes, segun sea el caso, asi como sus respectivos suplentes, deberan manejar los asuntos de la sociedad en forma prudente y de manera practica y eficiente para cumplir con el objeto de la sociedad contenido en el articulo II de estos estatutos sociales, debiendo, en consecuencia, realizar las siguientes actividades, en representacion de la sociedad:

            a) Conservar en forma precisa y completa los libros de la sociedad y aquellos relacionados con los negocios sociales, incluyendo los libros contables, informacion financiera y todos los avaluos de los activos de la sociedad elaborados u obtenidos por la sociedad en el curso de los negocios. Todos los libros y registros deberan estar disponibles durante dias y horas habiles en la oficina principal o an las demas oficinas donde la sociedad mantenga su registro, para revision y auditoria por cualquier socio o su representante legal debidamente autorizado para tal efecto, en el entendido de que, en todos los casos, los gastos de revision seran a cargo del socio interesado en la revision;

            b) Proporcionar a todos los socios i) reportes financieros auditados anuales de la sociedad y de las sociedades en que la sociedad tenga una participacion accionaria o social, dentro de los 90 (noventa) dias posteriores el cierre de cada ejercicio fiscal; ii) resumenes trimestrales de las operaciones que contengan la situacion financiera y resultados operativos de la sociedad por el trimestre anterior, los cuales deberan ser proporcionados dentro de los 30 (treinta) dias posteriores al termino de cada trimestre; y, iii) periodicamente cualquier otra informacion financiera conforme dicha informacion sea recibida por el Gerente Unico o por el Consejo de Gerentes, segun sea el caso, y conforme sea necesario para mantener informados a los socios de los y situacion financiera de la sociedad y de la situacion financiera de las sociedades en las que la sociedad tenga participacion o interesy; y

            c) Mantener los fondos de la sociedad precisamente a nombre de la sociedad en una cuenta separada, diversa e independiente de los fondos del Gerente Unico o de los miembros del Consejo de Gerentes, segun sea el caso.

                     LIMITES DE AUTORIDAD DEL GERENTE UNICO
                            O DEL CONSEJO DE GERENTES

            ARTICULO XXIV.- Salvo en el caso de que cuenten con el previo consentimiento unanime o aprobacion de todos los socios, el Gerente Unico o el Consejo de Gerentes, segun sea el caso, no podran:

            a) Ejecutar o realizar cualquier tipo de cesion en beneficio de los acreedores de la sociedad;

            b) Prestar a persona alguna fondos de la sociedad;

            c) Declarar en contra de la sociedad;

            d) Adquirir nuevas tiendas o abrir nuevos locales;

            e) Adquirir los activos o la propiedad de la mayoria de las acciones de cualquier negocio;

            f) Realizar cualquier acto que impida llevar al cabo en forma ordinaria los negocios de la sociedad;

            g) Admitir a un nuevo socio o socios;

            h) Enajenar todos o una parte importante de los activos y propiedades de la sociedad;

            i) Enajenar todos o una parte importante de los activos de cualquier tienda, local o division de la sociedad;

            j) Fusionar o unir a la sociedad con o en otras companias;

            k) Disolver, liquidar o terminar los negocios de la sociedad; ni

            l) Autorizar la celebracion de contratos o negocios entre la sociedad y alguno de los socios, que fueren menos favorables para la sociedad que aquellos que pudieren celebrarse con personas ajenas a la sociedad.

                       PRESIDENCIA DEL CONSEJO DE GERENTES

            ARTICULO XXV.- En el evento de que la sociedad este administrada por un organo colegiado, la Asamblea de Socios o el Consejo de Gerentes podran designar anualmente, de entre los miembros del Consejo de Gerentes, al Presidente de dicho Consejo, quien durara 1 (un) ano en su cargo, pero podra ser reelecto por periodos anuales sucesivos.

                           SECRETARIO Y PRO-SECRETARIO

            ARTICULO XXVI.- La Asamblea de Socios o el Consejo de Gerentes podran designar al Secretario y al Pro-Secretario del Consejo de Gerentes, quienes podran o no ser socios o Gerentes de la sociedad. El Secretario y el Pro-Secretario podran ser removidos de sus cargos, en cualquier momento, por la Asamblea de Socios.

                        SESIONES DEL CONSEJO DE GERENTES

            ARTICULO XXVII.- En caso de haber sido designados dos o mas Gerentes, se levantara constancia de las resoluciones que adopten los Gerentes actuando como organo colegiado (Consejo de Gerentes), por mayoria de votos, mismas que seran asentadas en un acta y deberan ser firmadas por todos los asistentes.

                               DURACION DEL CARGO

            ARTICULO XXVIII.- El Gerente Unico o los miembros del Consejo de Gerentes, segun sea el caso, asi como sus respectivos suplentes, desempenaran su cargo hasta que sus sucesores hayan sido designados y tomen posesion de sus cargos. El Gerente Unico o los miembros del Consejo de Gerentes, asi como sus respectivos suplentes, en su caso, podran ser reelectos.

                              CONSEJO DE VIGILANCIA

            ARTICULO XXIX.- La vigilancia de la sociedad podra ser encomendada a dos o mas Comisarios, quienes podran ser o no socios, y quienes seran designados por la Asamblea de Socios, misma que igualmente determinara las facultades y obligaciones de los Comisarios.

            Los Comisarios desempenaran sus cargos hasta que sus sucesores hayan sido nombrados y tomen posesion de sus cargos.

                              UTILIDADES Y RESERVAS

            ARTICULO XXX. - Las utilidades netas que se obtengan en un determinado ejercicio social y que aparezcan de los estados financieros de la sociedad, debidamente aprobados por la Asamblea de Socios, podran ser distribuidas de la manera que juzgue conveniente la Asamblea de Socios, observandose lo dispuesto en el articulo 20 de la Ley General de Sociedades Mercantiles en cuanto a la integracion del fondo de reserva legal.

                                   DISOLUCION

            ARTICULO XXXI.- La sociedad se disolvera on cualquiera de los siguientes casos;

            a) Ante la imposibilidad de cumplir el objeto social de la sociedad.

            b) Si la Asamblea de Socios asi lo resuelve por unanimidad de votos.

            c) En el caso que el numero de socios exceda de 50 (cincuenta) o si todas las partes sociales resultaran ser propiedad de una misma persona.

            d) En los casos que la ley asi lo determine.

                                  LIQUIDADORES

            ARTICULO XXXII.- Una vez que haya sido decretada la disolucion de la sociedad, se pondra esta en liquidacion nombrando a los Gerentes como liquidadores y, el efecto, la Asamblea de Socios que la haya decretado, determinara la remuneracion que, en su caso, debera pagarseles.

                      RESPONSABILIDADES DE LOS LIQUIDADORES

            ARTICULO XXXIII.- Salvo que la Asamblea de Socios resuelva algo distinto, los liquidadores tendran las siguientes obligaciones y facultades:

              I. Concluir las operaciones sociales que hubieren quedado pendientes al tiempo de la disolucion

             II. Cobrar los adeudos en favor de la sociedad y pagar lo que ella deba.

            III. Vender los bienes de la sociedad.

             IV. Liquidar a cada socio su haber social.

              V. Practicar el balance final de la liquidacion, que debera someterse a la discusion y aprobacion de la Asamblea de Socios. El balance final, una vez aprobado, se depositara en el Registro Publico de la Propiedad y de Comercio de domicilio social de la sociedad.

             VI. Obtener del Registro Publico de la Propiedad y de Comercio del domicilio social de la sociedad la cancelacion de la inscripcion de la sociedad, una vez concluida la liquidacion.

                        ATRIBUCIONES DE LOS LIQUIDADORES

            ARTICULO XXXIV.- Durante el periodo de liquidacion, las Asambleas de Socios podran ser convocadas por los liquidadores, por el Consejo de Vigilancia, en su caso, o por los socios que sean titulares de, por lo menos, el 25% (veinticinco por ciento) del capital social.

            Por virtud de su nombramiento, los liquidadores representaran a la sociedad con facultades para pleitos y cobranzas, actos de administracion y actos de dominio, sin limitacion alguna, incluyendo todas aquellas facultades que requieran poder o clausula especial, a menos que la Asamblea de Socios limite sus facultades y tal limitacion se haga constar expresamente.

                                   TERMINACION

            ARTICULO XXXV.- Una vez completada la liquidacion y habiendo terminado todos los asuntos de la sociedad, esta sera terminada. Los liquidadores tomaran las acciones necesarias para terminar la sociedad.

            ARTICULO XXXVI.- Todo extranjero que en el acto de la constitucion de la sociedad, o en cualquier tiempo ulterior, adquiera un interes o participacion social en la sociedad se considerara por ese solo hecho como mexicano respecto de uno y otra, y se entendera que conviene en no invocar la proteccion de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interes o participacion en beneficio de la Nacion Mexicana."

                                 CLAUSULA UNICA

            El licenciado LUIS ALFONSO CERVANTES MUNIZ, en ejecucion de los acuerdos tomados en la asamblea extraordinaria que los accionistas de "JAFRA COSMETICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE celebraron el treinta de marzo de mil novecientos noventa y ocho, cuya acta ha sido transcrita en el parrafo sexto de los antecedentes, consigna por medio de esta escritura;

            1. - LA TRANSFORMACION de la sociedad en SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.

            2.- LA REFORMA TOTAL a los estatutos sociales de "JAFRA COSMETICS" SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, a fin de quedar redactados en los terminos aprobados por la asamblea extraordinaria cuya acta se protocoliza y quo se tienen aqui por reproducidos como si se insertasen a la letra.

                       YO, EL NOTARIO, CERTIFICO Y DOY FE:

            A. De que lo antes relacionado e inserto concuerda con sus originates, a que me remito y tuve a la vista.

            B. - De que conozco personalmente al compareciente, quien a mi juicio tiene la capacidad legal necesaria para este acto, pues nada me consta en contrario.

            C.- De que adverti al compareciente de las penas en que incurren quienes declaran con falsedad ante notario.

            D.- De que por sus generales dijo ser: de nacionalidad mexicana por nacimiento, originario de esta ciudad, donde nacio el dieciseis de noviembre de mil novecientos cincuenta y cinco, casado, abogado y con domicilio en Campos Eliseos trescientos cuarenta y cinco, tercer piso, Colonia Chapultepec Polanco, en esta ciudad.

            E.- De qua leida que le fue la presente escritura al compareciente, habiendole explicado el valor y consecuencias legales de su contenido, manifesto su conformidad con la misma y la firmo hoy dia quince del mismo mes de su fecha, quedando AUTORIZADA.

            FIRMA: De Luis Alfonso Cervantes Muniz.

            MIGUEL ALESSIO ROBLES.- El sello de autorizar. ES PRIMER TESTIMONIO SACAD DE SU ORIGINAL Y PRIMERO QUE SE EXPIDE PARA "JAFRA COSMETICS" SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, A FIN DE QUE LE SIRVA DE

CONSTANCIA. VA EN DOCE HOJAS COTEJADAS Y CORREGIDAS. MEXICO, DISTRITO FEDERAL, A QUINCE DE ABRIL DE MIL NOVECIENTOS NOVENTA Y OCHO.

                                                                  EXHIBIT 3.9(B)


      Estatuos Sociales of  JAFRA COSMETICS, S. de R.L. de C.V.

            Name, Purpose, Domicile and Duration

      Article 1. The name of the limited liability company ("LLC") is "Jafra Cosmetics," which denomination shall always be followed by the words "Sociedad de Responsabilidad Limitada de Capital Variable," or by their abbreviation "S. de R.L. de C.V."

      Article 2. The purpose of the LLC is:

      1. To exercise general commercial powers, including the manufacturing, marketing and distribution of all classes of products relating to personal care and hygiene, whether for health-related or beauty-related purposes, as well as cosmetics, fragrances, jewelry and other personal care products.

      2. To create, export, import, acquire, alienate, lease or sublease all types of commodities, equipment, machinery, and all other implementations necessary to effectuate the activities described in paragraph 1 above.

      3. To acquire shares, interests or participations or make investments in any other type of business, corporation, organization or association.

      4. To sell, transfer, or convey, in any manner prescribed by the laws that govern business activities relating to shares of a coporation, interests or participations representing an investment in any type of business, corporation, organization or association.

      5. To receive from other corporations or persons, in a manner consistent with the practices of other corporations or persons doing the same, any type of service or services required to achieve the corporate purpose stated herein. Such services include, but are not limited to, administrative, financial, legal, marketing and accounting, which includes the preparation of financial reports, annual or quarterly budgets and manuals that evaluate the operational performance of the company, the evaluation of productivity and strategies for financing, and analysis of the availability of capital for investment purposes.

      6. To build, rent, sublease, operate or possess, in any manner permitted by law, offices, factories, studios, stores, plants, warehouses and any other establishments necessary to carry out the stated corporate purpose, as well as to acquire and alienate all forms of commercial or industrial businesses, including shares or participations in such businesses.

      7. To solicit, obtain, register, purchase, utilize, and dispose of and acquire in any other form, trademarks, trade names, copyrights, patents, inventions and processes.

      8. To establish branches, subsidiaries, agencies or offices in Mexico or in any other country.

      9. To act as agent, or to represent in any other manner all types of companies and individuals, within or outside Mexico.

      10. To acquire, possess, lease or sublease, purchase or sell, and negotiate with, in any manner permitted by law real property, including the acquisition, establishment and operation of experimental laboratories.

      11. To offer all types of technical service, administrative consulting and supervision to industrial and commercial entities, in Mexico and abroad, and to receive the same services from such other industrial and commercial entities.

      12. To supply and receive services for the manufacture of cosmetics products or to supply and receive processed materials related to such products from or to all types of commercial and industrial entities.

      13. To lend or borrow money by any means, with or without security, and to issue bonds or other types of obligations, and to carry out acts for the purpose of obtaining credit. The foregoing shall be carried out in each case under the supervision and intervention of those institutions whose participation is required by law.

      14. To guarantee obligations of third parties; and

      15. In general, to carry out and perform any activiites, civil or commercial in nature, permitted by law.

      Article 3. The domicile of the LLC is Distrito Federal, Mexico. However, the LLC may establish agencies or branches in any other part of Mexico or a foreign territory, or designate conventional domiciles for the execution of specific acts and contracts.

      Article 4. The duration of the LLC shall be ninety-nine (99) years, beginning with the effective date of its incorporation.

                                  CAPITAL STOCK

      Article 5. The capital stock shall be variable. The fixed portion of the capital, which shall not be subject to withdrawal, is Ps$3,000 (Three Thousand New Pesos), wholly subscribed and paid, and represented by company shares. The variable portion of the capital stock shall have no limit and will be represented by shares in the LLC.

                                  VOTING RIGHTS

      Article 6. Each Shareholder of the LLC shall have the right to participate in the decision- making process during meetings of the LLC members, such voting right being represented by one vote per each Ps$1.00 (One New Peso) of such member's share of the capital stock of the LLC.

                                SHARES IN THE LLC

            Article 7. Each Shareholder of the LLC shall be entitled to his/her respective proportionate share in the LLC. When a member shall hold a new proportionate share in the LLC or shall acquire the totality or a fraction of the share in the LLC held by another member, his/her proportionate share in the LLC shall be augmented according to the provisions of the estatuos.

            Article 8. The LLC shall keep a Special Book of Members in which shall be noted the name and domicile of each Shareholder of the LLC, with indications as to each member's respective share in the LLC and any transfers in LLC shares. In order to hold a valid membership in the LLC, it shall be a requirement that information with respect to such member is inscribed in the Special Book of Members in the manner prescribed by this Article.

                           CERTIFICATES OF LLC SHARES

            Article 9. Shares in the LLC may be represented by documentation which, in any case, shall only have evidentiary value, and may not be transferred. Any such certificate or other documentation shall be signed by two members of the Board of Directors or by the General Manager, as the case may be.

                             TRANSFER OF LLC SHARES

      Article 10. Every transfer of LLC shares shall be realized only through strict adherence to the conditions set forth in Articles 10 and 11 of these
Estatuos:

      No member may effect a partial or total transfer of his shares in the LLC without the prior unanimous consent of all the members of the LLC, such approval to be further conditioned by the following terms:

            (a) The members of the LLC shall have preemptive rights to acquire, whether in whole or in part, the LLC shares offered to be transferred according to each member's proportionate share of the total outstanding shares in the LLC. Such acquisition shall take place according to the prices, terms and conditions in paragraph (b) below:

            (b) Such member of the LLC that is interested in transferring his shares in the LLC ("Transferring Member") shall make written notification of his intent to transfer LLC to each member of the LLC, indicating the name and domicile of the proposed transferee, the form of transfer proposed, the price of the transfer and any terms and conditions that apply to the transfer ("Original Notification"). The remaining members of the LLC shall have fifteen (15) days beginning on the date of receipt of the Original Notification and/or beginning with the date that authorization is given to the proposed transfer, to exercise their preemptive rights ("First Preemptive Right") to acquire the LLC shares offered for transfer.

            If one or more members notify the Transferring Member that they are interested in exercising their preemptive rights, the Transferring Member shall offer his/her LLC shares to those interested members for the same price, terms and conditions as specified in the Original Notification.

            If one or more members have not exercised their preemptive rights, those members that have chosen to exercise their preemptive rights ("Participating Members") shall have at their option an additional right ("Second Preemptive Right") to acquire, according to their proportionate shares in the LLC, that portion of the offered LLC shares that was not previously acquired during their exercise of the First Preemptive Right. The Second Preemptive Right must be exercised within a period of ten (10) days beginning immediately following the original fifteen (15) day period to exercise the First Preemptive Right. If this option is exercised, the price to be paid for the additional LLC shares shall conform with the Original Notification. The aforementioned Second Preemptive Right may be exercised one more time within a period of an additional ten

(10) days following the preceding ten (10) day period in the event that not all Participating Members choose to exercise the Second Preemptive Right.

            Any member of the LLC, other than the Transferring Member, shall have the right to exercise his/her preemptive rights, even if no other member of the LLC chooses to exercise the same preemptive rights. Furthermore, any member of the LLC, other than the Transferring Member, shall have the right to assign his/her preemptive rights at any moment to another member or group of members.

      (c) If the members, other than the Transferring Member, elect not to exercise thier respective preemptive rights as indicated in subparagraph (b) above, the Transferring Member shall have the right to transfer his shares in the LLC, or those shares that were not acquired through the exercise of preemptive rights, to such person proposed to be the transferee of the LLC shares in the Original Notification.

      (d) If the Transferring Member does not effect a transfer in accordance with subparagraph (c) above within fifteen (15) days immediately following the fifteen (15) day period during which the other members could have exercised their preemptive rights, the Transferring Member must follow the procedures set forth in subparagraph (b) above in order to effect a transfer to a third party.

      Article 11. In the event that no member shall exercise preemptive rights as specified in subparagraph (b) of Article 10, the members of the LLC, other than the Transferring Member, shall have the right to transfer their respective shares in the LLC to the proposed acquiror in the Original Notification for the same price and according to the same terms and conditions specified in such notification. In order to effect the foregoing right, the Transferring Member shall undertake to notify each member of the name and domicile of the proposed acquiror. Each member, other than the Transferring Member, may only effect the transfer indicated in this Article 11, within thirty (30) days following the date of Original Notification.

      In the event that at least one member, other than the Transferring Member, exercises the right to transfer his/her LLC to the proposed acquiror, the Transferring Member shall have the right to transfer his/her LLC shares to the proposed acquiror if such acquiror agrees to receive the same total or partial amount of the LLC shares of the Transferring Member that were transferred to the acquiror by the member electing to exercise his/her transfer option under the estatuos.

      The Transferring Member may transfer his/her shares in the LLC to the proposed acquiror according the the terms and conditions established in the Original Notification when (i) no other member elects to exercise his/her transfer rights under the estatuos or

(ii) one or more members exercise their rights under the estatuos and the proposed acquiror agrees to purchase LLC shares from such members. Additionally, if the Transferring Member does not exercise his transfer right within the thirty (30) day period described in this Article 11, such transfer right may not be exercised without following the conditions set forth in the estatuos.

             ADMISSION OF NEW MEMBERS (SHAREHOLDERS) AND WITHDRAWAL

      Article 12. The admission of a new member to the LLC shall require the unanimous consent of all the members of the LLC in a General Meeting of LLC Members.

      Article 13. Each member shall have the right to withdraw from the LLC at any time, with prior written notification at least ninety (90) days in advance of the date set for withdrawal. In the event of withdrawal of a member of the LLC, the LLC shall have the right to redeem the LLC shares held by such withdrawing members by single payment or several payments, according to the terms decided upon by the LLC and the withdrawing member. If no agreement as to the terms of withdrawal is reached, such terms shall be designated by a General Meeting of the LLC Shareholders.

                           ENCUMBRANCES AND GUARANTIES

      Article 14. The consent of all the Shareholders of the LLC shall be necessary before any member shall choose to encumber his shares in the LLC or enter into a guaranty agreement using his/her shares in the LLC.

                         INCREASES IN THE CAPITAL STOCK

      Article 15. The capital stock of the LLC may be augmented through apportionment among the existing members by the vote of at least 75% (seventy five percent) of the capital stock of the LLC or through the admission of a new member in accordance with the conditions set forth in Article 12 of the estatuos.

      The members of the LLC shall have a preemptive right to subscribe to any new LLC shares issued in proportion to their respective share participation in the LLC. If any member shall not elect to exercise such a preemptive subscription right within thirty (30) days of the date of notification of the resolution to increase the capital stock of the LLC, all other members shall have the right to subscribe to such additional shares in accordance with their proportionate share of the capital stock of the LLC.

                            MEETINGS OF SHAREHOLDERS

      Article 16. The Meetings of the Shareholders shall be the highest branch of the LLC. Meetings of Shareholders shall take place, with prior convocation, in the LLC's domicile, at least once a year, within four (4) months following the close of the fiscal year. A convocation shall not be necessary if at the time of voting all the shareholders of the LLC are present at the Meeting.

                   CONVOCATION OF THE MEETING OF SHAREHOLDERS

      Article 17. The General Manger or the Board of Mangers, as the case may be, shall convene a Meeting of the Shareholders at the request of any member of the LLC. In the event that the General Manager or the Board of Managers do not convene a Meeting of the Shareholders, the Board of Auditors shall convene the Meeting of Shareholders, and in the event that the Auditors fail to convene a Meeting, convocations shall be made by the members representing more than one-third (1/3) of the capital stock of the LLC.

      Meetings shall be convened by means of letters sent by certified mail to each member of the LLC at least seven (7) days in advance of the date set for such a Meeting.

      Meetings of the Shareholders of the LLC may take place by telephone conference, as long as all members of the LLC are able to speak and be heard at the conference, and that such a Meeting is approved in writing by all the members of the LLC.

      Article 18. Meetings of the Members shall be presided over by the Sole Manager or the President of the Board of Managers, as the case may be, and in his absence by the person designated by the majority of votes present at such a meeting.

      Additionally, the Board of Directors shall deliver to the Shareholders audited financial reports of the LLC and of any other entities in which the LLC has a participatory or shareholder interest within ninety (90) days following the close of each fiscal year. The Board of Directors shall also supply each Shareholder with tri-mesterly summaries of financial and operational results of the LLC.

                               SHAREHOLDER ACTIONS

      Article 19. The quorum requirement for first or subsequent calls for any Shareholder Meeting, whether ordinary or extraordinary, shall be seventy-five percent (75%) of all outstanding voting capital stock of the LLC. All resolutions shall be validly adopted upon the affirmative vote of at least a majority of all the outstanding voting stock.

      At any meeting, any Shareholder may be represented by an attorney-in-fact holding a general power of attorney, or by an attorney-in-fact designated by means of proxy.

      Article 20. Written consents in lieu of meeting shall be valid as long as they conform with the aforementioned quorum and majority voting requirements. Furthermore, Shareholder meetings may take place by telephone conference as long as each Shareholder participating has an opportunity to hear all others speak and to be heard by all others. The designation of a Shareholder meeting by telephone conference shall require the written approval of all the capital stock of the LLC.

                            ADMINISTRATION OF THE LLC

      Article 21. The administration of the LLC shall be the responsibility of a General Manager or a Board of Directors. In any event, each such person shall serve for a term of one (1) year, unless removed earlier by Shareholder vote.

      Article 22. The General Manager or Board of Directors shall have the following powers:

      (a) to exercise the powers of the LLC with respect to protecting its legal rights through prosecuting and defending civil matters before the courts and submitting to arbitration.

      (b) to manage and oversee the production of goods manufactured by the LLC according to Article 2554, paragraph 3 of the Mexican Civil Code.

      (c) to carry out acts of dominion according to Article 2554, paragraph 3 of the Mexican Civil Code.

      (d) to enter into credit agreements in accordance with Article 9 of the General Law of Credit Operations and Rights.

      (e) to open, operate and close bank accounts in the name of the LLC and to designate persons who may draw upon those accounts.

      (f) to appoint or remove the LLC's president, as well as the power to appoint and remove officers and employees of the company and to determine their terms of employment and compensation.

      (f) to formulate internal rules and regulations for the workplace.

      (g) to call meetings of the Shareholders and to carry out their resolutions.

      Article 23. In the event that there is a Board of Directors, its resolutions shall be validly adopted upon the affirmative vote of a majority of the entire Board of Directors. The Board of Directors may act by written consent in lieu of meeting subject to the same terms and conditions that apply to any actual meeting.

      The Board of Directors, if one exists, shall designate a President, Secretary and Under-Secretary of the LLC.

          LIMITATIONS ON THE AUTHORITY OF DIRECTORS OR GENERAL MANAGER

      Article 24. Unless the prior unanimous consent or the approval of the Shareholders is obtained, the General Manager or the Board of Directors, as the case may be, may not carry out the following acts:

      (a) to make any favorable concessions on behalf of creditors of the LLC.

      (b) to lend to any party any or all of the reserve funds of the LLC.

      (c) to make any declarations against the interests of the LLC.

      (d) to acquire new stores or open new locations.

      (e) to obtain a majority interest in another business.

      (f) to carry out any acts that would impede the stated objectives of the LLC.

      (g) to admit new Shareholders.

      (h) to alienate all or part of important activities or property of the LLC.

      (i) to alienate all or part of any important stores or divisions of the LLC.

      (j) to merge with another entity.

      (k) to disslove, liquidate or terminate the activities of the LLC.

      (l) to enter into agreements with a Shareholder of the LLC on terms that are less favorable than those that could have been obtained if such agreement was entered into with a third party.